                                                                   EXHIBIT 10.22




                                 LOAN AGREEMENT

                         DATED AS OF FEBRUARY [__], 2001

                                 BY AND BETWEEN

                              PRACTICEWORKS, INC.,
                                  AS BORROWER,

                                       AND

                           FINOVA CAPITAL CORPORATION,
                                    AS LENDER

                                TABLE OF CONTENTS

ARTICLE I ..........................................................................   1

DEFINITIONS AND DETERMINATIONS .....................................................   1

           1.1    Definitions ......................................................   1
           1.2    Time Periods .....................................................  17
           1.3    Accounting Terms and Determinations ..............................  17
           1.4    References .......................................................  18
           1.5    Lender's Discretion ..............................................  18
           1.6    Borrower's Knowledge .............................................  18

ARTICLE II .........................................................................  18

TERM LOAN AND TERMS OF PAYMENT; SYNDICATION ........................................  18

           2.1    Term Loan ........................................................  18
           2.2    Use of Proceeds, Term Note and Reborrowing .......................  18
                  2.2.1 Use of Proceeds ............................................  18
                  2.2.2 Term Note ..................................................  18
                  2.2.3 Reborrowing ................................................  19
           2.3    Interest .........................................................  19
                  2.3.1 Interest Rates and Payment .................................  19
                  2.3.2 Default Rate ...............................................  19
                  2.3.3 Interest and Fees Computation ..............................  19
                  2.3.4 Maximum Interest ...........................................  19
           2.4    Intentionally Omitted ............................................  20
           2.5    Intentionally Omitted ............................................  20
           2.6    Scheduled Principal Repayments ...................................  20
           2.7    Late Charges .....................................................  20
           2.8    Optional/Voluntary and Mandatory Prepayment ......................  20
                  2.8.1 Voluntary Prepayments ......................................  20
                  2.8.2 Mandatory Prepayments ......................................  21
                  2.8.3 Intentionally Omitted ......................................  22
           2.9    Commitment Fee ...................................................  22
           2.10   Intentionally Omitted ............................................  22
           2.11   Intentionally Omitted ............................................  23
           2.12   Payments after Event of Default ..................................  23
           2.13   Method of Payment; Good Funds ....................................  23
           2.14   Syndication ......................................................  23

ARTICLE III ........................................................................  23

SECURITY ...........................................................................  23

ARTICLE IV .........................................................................  24

CONDITIONS OF CLOSING AND DISBURSEMENT; ACQUISITIONS ...............................  24

              4.1     Closing; Conditions of Disbursement ..........................  24
              4.1.1   Representations and Warranties ...............................  24
              4.1.2   Related Transactions .........................................  24
              4.1.3   Delivery of Documents ........................................  24
              4.1.4   Performance; No Default ......................................  25
              4.1.5   Opinions of Counsel ..........................................  26
              4.1.6   Approval of Loan Documents and Security Interests ............  26

               4.1.7  Security Interests ...........................................  26
               4.1.8  Licenses .....................................................  26
               4.1.10 Financial Statements, Reports and Projections; Inspection ....  26
               4.1.11 Material Adverse Effect ......................................  26
               4.1.12 Use of Assets ................................................  26
               4.1.13 Broker Fees ..................................................  26
               4.1.14 Insurance; Survey ............................................  27
               4.1.15 Intentionally Omitted ........................................  27
               4.1.16 Payment of Fees, Expenses and Loans ..........................  27
         4.2   Conditions to Acquisitions ..........................................  28
               4.2.1  Evidence of Perfected First Priority Security Interest .......  28
               4.2.2  Additional Documentation .....................................  28

ARTICLE V ..........................................................................  29

REPRESENTATIONS AND WARRANTIES .....................................................  29

           5.1    Existence and Power ..............................................  29
           5.2    Authority ........................................................  29
           5.3    Capital Stock/Equity Interests and Related Matters ...............  29
                  5.3.1 Capital Stock; Equity Interests ............................  29
                  5.3.2 Restrictions ...............................................  29
           5.4    Binding Agreements ...............................................  30
           5.5    Business and Property of Borrower.................................  30
                  5.5.1 Business and Property ......................................  30
                  5.5.2 Licenses ...................................................  30
                  5.5.3 Operating Agreements .......................................  30
                  5.5.4 Facility Sites .............................................  30
                  5.5.5 Leases .....................................................  30
                  5.5.6 Real Estate ................................................  31
                  5.5.7 Operation and Maintenance of Equipment .....................  31
                  5.5.8 License Agreements .........................................  31
           5.6    Title to Property; Liens .........................................  31
           5.7    Projections and Financial Statements .............................  32
                  5.7.1 Financial Statements .......................................  32
                  5.7.2 Projections ................................................  32
           5.8    Litigation .......................................................  32
           5.9    Defaults in Other Agreements; Consents; Conflicting Agreements ...  32
           5.10   Taxes ............................................................  33
           5.11   Compliance with Applicable Laws ..................................  33
           5.12   Patents, Trademarks, Franchises, Agreements.......................  33
           5.13   Regulatory Matters ...............................................  33
           5.14   Environmental Matters ............................................  34
           5.15   Application of Certain Laws and Regulations.......................  34
                  5.15.1 Investment Company Act ....................................  34
                  5.15.2 Holding Company Act .......................................  34
                  5.15.3 Foreign or Enemy Status ...................................  34
                  5.15.4 Regulations as to Borrowing ...............................  34
           5.16   Margin Regulations ...............................................  34
           5.17   Other Indebtedness ...............................................  35
           5.18   No Misrepresentation .............................................  35
           5.19   Employee Benefit Plans ...........................................  35
                  5.19.1 No Other Plans ............................................  35
                  5.19.2 ERISA and Code Compliance and Liability ...................  35
                  5.19.3 Funding ...................................................  36

                5.19.4 Prohibited Transactions and Payments ........................  36
                5.19.5 No Termination Event ........................................  36
                5.19.6 ERISA Litigation ............................................  36
         5.20   Employee Matters ...................................................  36
                5.20.1 Collective Bargaining Agreements; Grievances ................  36
                5.20.2 Claims Relating to Employment ...............................  36
         5.21   Burdensome Obligations .............................................  37
         5.22   Insurance ..........................................................  37
         5.23   Subsidiaries .......................................................  37
         5.24   Year 2000 ..........................................................  37
         5.25   Warrant ............................................................  38

ARTICLE VI .........................................................................  38

AFFIRMATIVE COVENANTS ..............................................................  38

         6.1    Legal Existence; Good Standing .....................................  38
         6.2    Inspection .........................................................  38
         6.3    Financial Statements and Other Information .........................  39
                6.3.1 Monthly Statements ...........................................  39
                6.3.2 Quarterly Statements; Compliance Certificate .................  39
                6.3.3 Annual Statements ............................................  39
                6.3.4 Intentionally Omitted ........................................  40
                6.3.5 Audit Reports ................................................  40
                6.3.6 Notice of Defaults; Loss .....................................  40
                6.3.7 Notice of Suits, Adverse Events ..............................  41
                6.3.8 Reports to Shareholders, Creditors and Governmental Bodies ...  41
                6.3.9 ERISA Notices and Requests ...................................  41
                6.3.10 Other Information ...........................................  42
         6.4    Reports to Governmental Bodies and Other Persons ...................  43
         6.5    Maintenance of Licenses, Franchises and Other Agreements ...........  43
         6.6    Insurance ..........................................................  43
                6.6.1  Maintenance of Insurance ....................................  43
                6.6.2  Proceeds ....................................................  43
         6.7    Future Leases ......................................................  44
         6.8    Future Acquisitions of Real Estate .................................  44
         6.9    Environmental Matters ..............................................  44
         6.10   Compliance with Laws ...............................................  45
         6.11   Taxes and Claims ...................................................  45
         6.12   Maintenance of Properties ..........................................  45
         6.13   Governmental Approvals .............................................  45
         6.14   Intentionally Omitted ..............................................  45
         6.15   Further Assurances .................................................  46
         6.16   Landlord Consents ..................................................  46
         6.17   Intentionally Omitted ..............................................  46
         6.18   Lien Waivers .......................................................  46

ARTICLE VII ........................................................................  46

NEGATIVE COVENANTS .................................................................  46

           7.1    Borrowing ........................................................  46
           7.2    Liens ............................................................  47
           7.3    Mergers and Acquisitions .........................................  47
           7.4    Contingent Liabilities/Obligations ...............................  47
           7.5    Distributions/Restricted Junior Payments .........................  47

           7.6    Capital Expenditures .............................................  48
           7.7    Payments of Indebtedness for Borrowed Money ......................  48
           7.8    Investments; Loans ...............................................  48
           7.9    Fundamental Business Changes .....................................  49
           7.10   Facility Sites ...................................................  49
           7.11   Sale or Transfer of Assets .......................................  49
           7.12   Amendment of Documents ...........................................  50
           7.13   Acquisition of Additional Properties .............................  50
           7.14   Issuance of Capital Stock or Other Similar Interests .............  50
           7.15   Transactions with Affiliates .....................................  50
           7.16   Compliance with ERISA ............................................  51
           7.17   Minimum Net Worth ................................................  51
           7.18   Maximum Leverage Ratio ...........................................  52
           7.19   Minimum Total Debt Service Coverage Ratio ........................  52
           7.20   Subsidiaries .....................................................  52
           7.21   Acquisitions .....................................................  52
           7.22   Minimum Current Ratio ............................................  52
           7.23   Minimum Liquidity ................................................  52

ARTICLE VIII .......................................................................  53

DEFAULT AND REMEDIES ...............................................................  53

         8.1   Events of Default ...................................................  53
               8.1.1  Default in Payment ...........................................  53
               8.1.2  Breach of Covenants ..........................................  53
               8.1.3  Breach of Warranty ...........................................  54
               8.1.4  Default Under Other Indebtedness for Borrowed Money ..........  54
               8.1.5  Bankruptcy ...................................................  54
               8.1.6  Judgments ....................................................  55
               8.1.7  Impairment of Licenses; Other Agreements .....................  55
               8.1.8  Collateral ...................................................  55
               8.1.9  Plans ........................................................  55
               8.1.10  Change in Control ...........................................  55
         8.2   Acceleration of Borrower's Obligations ..............................  57
         8.3   Remedies on Default .................................................  57
               8.3.1  Enforcement of Security Interests ............................  57
               8.3.2  Other Remedies ...............................................  57
         8.4   Application of Funds ................................................  57
               8.4.1  Expenses .....................................................  58
               8.4.2  Borrower's Obligations .......................................  58
               8.4.3  Surplus ......................................................  58
         8.5   Performance of Borrower's Obligations ...............................  58

ARTICLE IX .........................................................................  58

CLOSING ............................................................................  58

ARTICLE X ..........................................................................  59

EXPENSES AND INDEMNITY .............................................................  59

         10.1  Attorneys' Fees and Other Fees and Expenses .........................  59
                  10.1.1  Fees and Expenses for Preparation of Loan Documents ......  59
                  10.1.2  Fees and Expenses in Enforcement of Rights or Defense
                          of Loan Documents ........................................  59
         10.2  Indemnity ...........................................................  59

         10.2.1  Brokerage Fees ....................................................  59
         10.2.2  General ...........................................................  59
         10.2.3  Operation of Collateral; Joint Venturers ..........................  60
         10.2.4  Environmental Indemnity ...........................................  60
         10.2.5  Distribution Transactions .........................................  60

ARTICLE XI .........................................................................  61

TAXES AND ILLEGALITY ...............................................................  61

         11.1  Taxes ...............................................................  61
         11.2  Intentionally Omitted ...............................................  62
         11.3  Increased Costs and Reduction of Return .............................  62
         11.4  Funding Losses ......................................................  62
         11.5  Certificates of Lender ..............................................  62
         11.6  Survival ............................................................  62

ARTICLE XII ........................................................................  63

MISCELLANEOUS ......................................................................  63

         12.1  Notices .............................................................  63
         12.2 Survival of Loan Agreement; Indemnities ..............................  64
         12.3 Further Assurance ....................................................  64
         12.4 Taxes and Fees .......................................................  64
         12.5 Severability .........................................................  64
         12.6 Waiver ...............................................................  65
         12.7 Modification of Loan Documents .......................................  65
         12.8 Captions .............................................................  65
         12.9 Successors and Assigns ...............................................  65
         12.10 Remedies Cumulative .................................................  65
         12.11 Entire Agreement; Conflict ..........................................  65
         12.12 APPLICABLE LAW ......................................................  65
         12.13 JURISDICTION AND VENUE ..............................................  65
         12.14 WAIVER OF RIGHT TO JURY TRIAL .......................................  66
         12.15 TIME OF ESSENCE .....................................................  66
         12.16 Estoppel Certificate ................................................  66
         12.17 Consequential Damages ...............................................  67
         12.18 Counterparts ........................................................  67
         12.19 No Fiduciary Relationship ...........................................  67
         12.20 Notice of Breach by Lender ..........................................  67
         12.21 Unwind Agreement ....................................................  67



                       LIST OF EXHIBITS TO LOAN AGREEMENT


         Exhibit 1.1                  -          Compliance Certificate
         Exhibit 5.3.1                -          Subsidiary Equity Interests
         Exhibit 5.5.1                -          Business and Property
         Exhibit 5.5.2                -          Licenses
         Exhibit 5.5.3                -          Operating Agreements
         Exhibit 5.5.4                -          Facility Sites
         Exhibit 5.5.5                -          Leases
         Exhibit 5.5.6                -          Real Estate
         Exhibit 5.5.8                -          License Agreements
         Exhibit 5.7.1                -          Financial Statements
         Exhibit 5.7.2                -          Projections
         Exhibit 5.8                  -          Litigation
         Exhibit 5.12                 -          Intellectual Property
         Exhibit 5.19.1               -          Employee Benefit Plans
         Exhibit 5.20.1               -          Collective Bargaining
         Exhibit 7.1                  -          Existing Indebtedness

                                 LOAN AGREEMENT


         This LOAN AGREEMENT, dated as of February [__], 2001 (this "Loan Agreement"), is between PRACTICEWORKS, INC., a Delaware corporation ("Borrower"), and FINOVA CAPITAL CORPORATION, a Delaware corporation ("Lender").


                             PRELIMINARY STATEMENT:

         WHEREAS, Borrower has requested, and Lender has agreed to make available to Borrower, a term loan upon and subject to the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                         DEFINITIONS AND DETERMINATIONS

         1.1 DEFINITIONS . As used in this Loan Agreement and in the other Loan Documents, unless otherwise expressly indicated herein or therein, the following terms shall have the following meanings (such meanings to be applicable equally to both the singular and plural forms of the terms defined):

                  Accounting Changes - as defined in Section 1.3.

                  Acquisition means any transaction or series of related transactions for the purpose of or resulting in, directly or indirectly, (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the capital stock, partnership interests or other equity interests of a Person or otherwise causing a Person to become a Subsidiary of Borrower or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a wholly-owned domestic Subsidiary of Borrower).

                  Acquisition Documents - as defined in subsection 4.2.2.

                  ADA means the Americans with Disabilities Act of 1990, as amended, any successor statute thereto, and the rules and regulations promulgated thereunder, as in effect from time to time.

                  Adjusted EBITDA means, as of any determination date, without duplication, the sum of (a) EBITDA of Borrowers and their Subsidiaries on a consolidated basis for the period in question and except to the extent intended to be included in clauses (1), (2) or (3) below, plus
         (b) the sum of the following:

                           (1) with respect to each Target owned by Borrower or any Subsidiary of Borrower for which Lender has not received financial statements for at least one quarter pursuant to subsection 6.3.2, the sum of Pro Forma EBITDA for each such Target; plus

                           (2) with respect to any Target owned by Borrower or any Subsidiary of Borrower for one (1) full quarter or more for which Lender has received the financial statements for such quarters required pursuant to subsection 6.3.2, but owned by any such Person for less than four (4) full quarters, the product obtained by multiplying EBITDA of such Target for the full quarters that such Target has been owned by such Person for which Lender has received such financial statements by a fraction, the numerator of which is four (4) and the denominator of which is the number of full quarters that such Target has been owned by such Person for which Lender has received such financial statements; plus

                           (3) with respect to any Target owned by Borrower or any Subsidiary of Borrower for four (4) full quarters or more for which Lender has received financial statements for not less than a four-quarter period, EBITDA of such Target for the trailing four-quarter period ending on the last day of the immediately preceding the quarter for which Lender has received such financial statements.

                  Affiliate means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of five percent (5%) or more of the equity of a Person shall, for purposes of this Loan Agreement, be deemed to control the other Person. Notwithstanding the foregoing, Lender shall not be deemed to be an "Affiliate" of Borrower or any Subsidiary of Borrower.

                  Agreement and Plan of Distribution means that certain Agreement and Plan of Distribution dated as of February __, 2001 by and between InfoCure Corporation and Practice Works, as the same from time to time may be amended, modified or supplemented.

                  Applicable Margin means (i) during the period from and after the Closing Date through and including June 30, 2001, one and one-half percent (1.50%), (ii) during the period from and after July 1, 2001 through and including December 31, 2001, one and three-quarters percent (1.75%), and (iii) from and after January 1, 2002, two and one-quarter percent (2.25%).

                  Approved Replacement means, with respect to any initial person, a person reasonably acceptable to Lender hired or engaged by Borrower to replace and perform the tasks of such initial person whose employment or occupancy of an office shall have ceased for any reason, which replacement shall have occurred on or before the ninetieth (90th) day after the cessation of the employment of or office occupancy by such initial person.

                  Assignment of Leases means an assignment of leases executed by Borrower or any Subsidiary of Borrower, in form and substance satisfactory to Lender.

                  Bankruptcy Code means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. 101, et seq.), any successor statute thereto, and the rules, regulations and legally binding policies promulgated thereunder, as amended and in effect from time to time.

                  Base Rate means, at any time and from time to time, the higher of:

                           (i) the per annum rate of interest announced or published publicly from time to time by Citibank, N.A. in New York, New York as its corporate base (or equivalent) rate of interest (which rate (a) shall change automatically without notice and simultaneously with each change in such corporate base rate, (b) is a reference rate and (c) does not necessarily represent the lowest or best rate actually charged to any customer by Citibank, N.A. in New York, New York), and

                           (ii) the sum of, for any day, (a) the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by Lender from three Federal funds brokers of recognized standing selected by it, plus (b) 0.50%.

                  Basic Financial Statements - as defined in subsection 6.3.3.

                  Borrower - see the Preamble of this Loan Agreement.

                  Borrower's Obligations means, collectively, (i) any and all Loans, Indebtedness, liabilities, obligations and fees due or to become due, whether now existing or hereafter arising, of Borrower and its Subsidiaries to Lender (or any other Person required to be indemnified) pursuant to the terms of this Loan Agreement, any other Loan Document, any Rate Contracts (to the extent between Borrower and Lender or any Affiliate of Lender) or otherwise, including, without limitation, the Commitment Fee and indemnification obligations, and (ii) the performance of the covenants of Borrower and its Subsidiaries contained in the Loan Documents.

                  Business Day means any day other than a Saturday, Sunday or other day on which banks in Phoenix, Arizona or New York, New York are required to close.

                  Capital Adequacy Regulation means any guideline, request or directive of any central bank or other Governmental Body, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of Lender or of any corporation controlling Lender.

                  Capital Expenditures means for any period and with respect to any Person, the aggregate of all (i) payments that are made or liabilities that are incurred by such Person and its Subsidiaries for the lease, purchase, improvement, construction or use of any Property, the value or cost of which under GAAP is required to be capitalized and appears on such Person's consolidated balance sheet in the category of property, plant or equipment, and (ii) Capital Expenditures/Research and Development Costs, in any case, without regard to the manner in which such payments or the instruments pursuant to which they are made are characterized by such Person or any other Person.

                  Capital Expenditures/Research and Development Costs means for any period and with respect to any Person, the aggregate of all expenditures by and costs of such Person and its Subsidiaries for research and development which are capitalized, in accordance with GAAP, on a consolidated balance sheet of such Person and its Subsidiaries.

                  Capitalized Lease means any lease of Property, the obligations for the rental of which are required to be capitalized in accordance with GAAP.

                  Cash Equivalents means (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof having maturities of not more than six (6) months from the date of acquisition; (b) certificates of deposit, time deposits, repurchase agreements, reverse repurchase agreements or bankers' acceptances having in each case a tenor of not more than six (6) months, issued by any U.S. commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S. having combined capital and surplus of not less than $500,000,000; and (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service Inc. and in either case having a tenor of not more than three (3) months.

                  Chief Financial Officer means the chief financial officer or treasurer of Borrower.

                  Closing means the disbursement of the Term Loan on the Closing Date.

                  Closing Date means the date on which all conditions precedent set forth in Section 4.1 are satisfied or waived by Lender.

                  Code means the Internal Revenue Code of 1986, any successor statute thereto, and the rules, regulations and legally binding policies promulgated thereunder, as amended and in effect from time to time.

                  Collateral means, collectively, (i) all existing and after-acquired Property of Borrower and its Subsidiaries, including, without limitation, all existing and after-acquired accounts, machinery, equipment, inventory, goods, fixtures, chattel paper, investment property, instruments, documents, deposit accounts and general intangibles, (ii) the Subsidiary Equity Interests and (iii) all proceeds of the foregoing.

                  Collateral Documents means, collectively, the Security Agreement, the Assignment of Leases, the Mortgages, the Pledge Agreement, the Subsidiary Guaranty, the Subsidiary Security Agreement and all other security agreements, mortgages, deeds of trust, patent and trademark assignments, lease and other assignments, guarantees and other similar agreements, and all amendments, restatements, modifications or supplements thereof or thereto, between Borrower or any Subsidiary of Borrower and Lender now or hereafter delivered to Lender pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now on file or hereafter filed in accordance with the UCC or comparable law) against Borrower or any Subsidiary of Borrower as debtor in favor of Lender, as secured party.

                  Commitment(s) means the commitment of Lender to make the Term Loan.

                  Commitment Fee - as defined in Section 2.9.

                  Common Stock Purchase Agreement means that certain Stock Purchase Agreement dated as of ____________, 2001 by and between Crescent International Ltd. and Borrower, as the same from time to time may be amended, modified or supplemented in accordance with the terms hereof.

                  Common Stock Purchase Documents means, collectively, (i) the Common Stock Purchase Agreement, (ii) the Registration Rights Agreement dated as of ___________, 2001 by and between Crescent International Ltd. and Borrower, (iii) the Incentive Warrant issued by Borrower to Crescent International Ltd. on _____________, 2001, together with any and all warrants issued in replacement thereof or substitution therefor, (iv) the Protective Warrant issued by Borrower to Crescent International Ltd.

         on _____________, 2001, together with any and all warrants issued in replacement thereof or substitution therefor, and (v) all other agreements, documents and instruments executed and delivered under the Common Stock Purchase Agreement, in each such case as the same from time to time may be amended, modified, supplement or restated in accordance with the terms hereof.

                  Compliance Certificate means a compliance certificate executed by the Chief Financial Officer, in substantially the form of EXHIBIT
         1.1 hereto.

                  Consolidated Net Income means, for any period, the net income of Borrower and its Subsidiaries for such period, on a consolidated basis, computed in accordance with GAAP.

                  Consolidated Net Worth means, as of any date of determination, the net worth of Borrower and its Subsidiaries on such date, on a consolidated basis, computed in accordance with GAAP.

                  Contribution means, collectively, (i) the contribution by InfoCure Corporation to PracticeWorks Systems of the "Included Assets" (as defined in the Agreement and Plan of Distribution) and the resulting issuance and delivery by PracticeWorks Systems to InfoCure Corporation of all of the equity interests of PracticeWorks Systems,
         (ii) the contribution by InfoCure Corporation to Borrower of all of the equity interests of PracticeWorks Systems and the resulting issuance and delivery by Borrower to InfoCure Corporation of all of the equity interests of PracticeWorks, and (iii) the contribution by InfoCure Corporation to Borrower of the equity interests of CADI Acquisition Corporation, a Colorado corporation, Swenam Holdings B.V., a Netherlands corporation, and InfoCure Australia Pty. Limited, a company organized under the laws of Australia, in each case pursuant to and in accordance with the terms of the Agreement and Plan of Distribution.

                  Default Rate means (i) with respect to the Term Loan, a rate equal to the Base Rate, plus the Applicable Margin then in effect, plus 2.0% per annum, and (ii) with respect to any other amounts which may be owing by Borrower or any Subsidiary of Borrower to Lender pursuant to this Loan Agreement, the other Loan Documents or otherwise, the rate equal to the rate in the foregoing clause (i) of this definition.

                  Default Rate Period means a period of time commencing on the date an Event of Default has occurred and ending on the date that such Event of Default is cured or waived in writing by Lender.

                  Disposition means (a) the sale, lease, conveyance or other disposition of Property, other than sales or other dispositions expressly permitted under clause (i) and (ii) of Section 7.11, and (b) the sale or transfer by Borrower or any Subsidiary of Borrower of any equity securities issued by any Subsidiary of Borrower and held by such transferor Person.

                  Distribution means the "Distribution," as defined in the Agreement and Plan of Distribution, pursuant to which InfoCure Corporation shall distribute to the holders of its common stock the equity interests of Borrower that were the subject of the Internal Distribution.

                  Distribution Transaction Documents means, collectively, (i) the Agreement and Plan of Distribution, (ii) the Employee Benefits and Compensation Allocation Agreement dated as of February __, 2001 by and between InfoCure Corporation and Borrower, (iii) the Tax Disaffiliation Agreement dated as of February __, 2001 by and between InfoCure Corporation and Borrower, (iv) the Transition Services Agreement, (v) the "Registration Statement" and the "Prospectus," in each case as defined in the Agreement and Plan of Distribution, (vi) the Software License Agreements, each dated as of February __, 2001, by and between InfoCure Corporation and Borrower, (vii) the Assignment of Copyrights, each dated as of February __, 2001, by InfoCure Corporation to and for the benefit of Borrower, (viii) all other "Ancillary Agreements" and "Intercompany Agreements", in each case as defined in the Agreement and Plan of Distribution, and (ix) all agreements, documents and instruments evidencing or otherwise pertaining to the ISI Merger and/or the Subsidiary Mergers, including, without limitation, amendments to constituent documents, certificates of merger and agreements and plans of merger, in each case as the same from time to time may be amended, modified or supplemented.

                  EBITDA means for any period, without duplication, net income (or loss) for the applicable period of measurement of Borrower and its Subsidiaries (or such other Persons as the context may require) on a consolidated basis determined in accordance with GAAP, plus the sum of the following to the extent deducted in determining such net income:
         (i) losses from sales, transactions, exchanges and other dispositions of Property and other extraordinary losses not in the ordinary course of business; (ii) interest, fees and other charges paid or accrued on Indebtedness for Borrowed Money; (iii) depreciation and amortization of Property; and (iv) income taxes which are accrued or paid during such period; less gains from sales, transactions, exchanges and other dispositions of Property and other extraordinary gains not in the ordinary course of business to the extent included in determining such net income.

                  Employee Benefit Plan means any employee benefit plan within the meaning of Section 3(3) of ERISA which (i) is maintained for employees of Borrower or any ERISA Affiliates of Borrower or (ii) has at any time within the preceding six (6) years been maintained for the employees of Borrower or any current or former ERISA Affiliates of Borrower.

                  Employment Agreements means, collectively, each of the employment agreements, dated as of the Closing Date, between Borrower and each of Richard E. Perlman, James K. Price, Dr. Jim Davis and James
         A. Cochran.

                  Environmental Certificate means an environmental certificate executed by Borrower, in form and substance satisfactory to Lender.

                  Environmental Laws means any and all federal, state and local laws that relate to or impose liability or standards of conduct concerning public or occupational health and safety or protection of the environment, as now or hereafter in effect and as have been or hereafter may be amended or reauthorized, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C ss.9601 et seq.), the Hazardous Materials Transportation Act (42 U.S.C. ss.1802 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss.6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss.1251 et seq.), the Toxic Substances Control Act (15 U.S.C. ss.2601 et seq.), the Clean Air Act (42 U.S.C. ss.7901 et seq.), the National Environmental Policy Act (42 U.S.C. ss.4231, et seq.), the Refuse Act (33 U.S.C. ss.407, et seq.), the Safe Drinking Water Act (42 U.S.C. ss.300(f) et seq.), the Occupational Safety and Health Act (29 U.S.C. ss.651 et seq.), and all rules, regulations, codes, ordinances and guidance documents promulgated or published thereunder, and the provisions of any licenses, permits, orders and decrees issued pursuant to any of the foregoing.

                  Equity Purchase Documents means, collectively, the Stock Purchase Agreement dated as of February __, 2001 between Crescent International Ltd., an entity organized under the laws of Bermuda, and Borrower, and all agreements, documents and instruments executed and delivered in connection therewith.

                  ERISA means the Employee Retirement Income Security Act of 1974, and any successor statute thereto, and the rules, regulations and legally binding policies promulgated thereunder, as amended and in effect from time to time.

                  ERISA Affiliate means any Person who is a member of a group which is under common control with Borrower, who together with Borrower is treated as a single employer within the meaning of Section 414(b),
         (c) and (m) of the Code.

                  Event of Default means any of the Events of Default set forth in Section 8.1.

                  Excess Cash Flow means, for any period, (i) the Operating Cash Flow of Borrower and its Subsidiaries for such period, minus (ii) the aggregate of the following for such period: (A) Total Debt Service and
         (B) income taxes paid by Borrower and its Subsidiaries during such period.

                  Excess Interest - as defined in subsection 2.3.4.
                  Existing FINOVA Loan Agreement means that certain Loan Agreement dated August 11, 1999 among Lender, InfoCure Corporation and certain affiliates thereof, as amended from time to time.

                  FINOVA means FINOVA Capital Corporation, a Delaware corporation.

                  Fiscal Year means the fiscal year of Borrower and its Subsidiaries for financial accounting purposes, which fiscal year ends on December 31. For example, a reference to the 2001 Fiscal Year of Borrower shall be deemed to refer to Borrower's Fiscal Year ended December 31, 2001.

                  Foreign Subsidiary means, with respect to Borrower or any Subsidiary of Borrower, a Subsidiary thereof that is not organized under the laws of any State of the United States.

                  GAAP means generally accepted accounting principles as in effect from time to time, which shall include but shall not be limited to the official interpretations thereof by the Financial Accounting Standards Board or any successor thereto.

                  Good Funds means United States Dollars available in Federal funds to Lender at or before 2:00 p.m., Phoenix time, on a Business Day.

                  Governmental Body means any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof or any court or arbitrator.

                  Hazardous Materials means any hazardous, toxic, dangerous or other waste, substance or material defined as such in, regulated by or for purposes of any Environmental Law.

                  HIPAA means the Health Insurance Portability & Accountability Act, as amended, any successor statute thereto, and the rules and regulations promulgated thereunder, as in effect from time to time.

                  Incipient Default means any event, circumstance or condition which, with the giving of notice, the lapse of time, or both, would constitute an Event of Default.

                  Indebtedness means all liabilities, obligations and reserves, contingent or otherwise, which, in accordance with GAAP, would be reflected as a liability on a balance sheet or would be required to be disclosed in a financial statement, including, without duplication: (i) Indebtedness for Borrowed Money, (ii) obligations secured by any Lien upon Property, (iii) guaranties, letters of credit and other contingent obligations and (iv) liabilities in respect of unfunded vested benefits under any Pension Plan or in respect of withdrawal liabilities incurred under ERISA by Borrower or any of its ERISA Affiliates to any Multiemployer Plan.

                  Indebtedness for Borrowed Money means, without duplication, all (i) Indebtedness in respect of borrowed money, (ii) Indebtedness evidenced by a note, debenture or other like written obligation to pay money (including, without limitation, all of Borrower's Obligations and Permitted Senior Indebtedness), (iii) Indebtedness in respect of rent or hire of Property under Capitalized Leases or for the deferred purchase price of Property or services, (iv) Indebtedness in respect of obligations under conditional sales or other title retention agreements, (v) all net obligations with respect to Rate Contracts and
         (vi) all guaranties of any or all of the foregoing.

                  InfoCure Corporation means InfoCure Corporation, a Delaware corporation.

                  InfoCure Systems means InfoCure Systems, Inc., a Georgia corporation.

                  Interest Payment Date means the first Business Day of each quarter.

                  ISI Merger means the merger of InfoCure Systems with and into InfoCure Corporation, with InfoCure Corporation being the surviving entity, pursuant to and in accordance with the terms of the Agreement and Plan of Distribution and the other Distribution Transaction Documents.

                  Landlord means a lessor under a Lease.

                  Landlord Consent means a consent from a Landlord in form and substance satisfactory to Lender.

                  Lease means any lease of real estate under which Borrower or any Subsidiary of Borrower is the lessee or sublessee.

                  Leasehold Property means any real estate which is the subject of a Lease.

                  Leverage Ratio means, as of any date of determination, the ratio of (i) the aggregate amount of all Indebtedness for Borrowed Money of Borrower and its Subsidiaries as of such date to (ii) the amount by which (a) EBITDA of Borrower and its Subsidiaries for the twelve-month period ending on such date, exceeds (b) the aggregate amount of Capital Expenditures/Research and Development Costs made, incurred or otherwise recognized by Borrower and its Subsidiaries during such period.

                  License Agreements means all license agreements pursuant to which Borrower or any Subsidiary of Borrower is licensed to use the computer software or similar Property of any other Person in connection with the business of Borrower or such Subsidiary.

                  Licenses means all licenses, permits, consents, approvals and authority issued by any Governmental Body in connection with the operation of the business of Borrower or any Subsidiary of Borrower.

                  Lien means any mortgage, pledge, assignment, lien, charge, encumbrance or security interest of any kind, or the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease or other title retention agreement.

                  Loan Agreement means this Loan Agreement and any amendments or supplements hereto and restatements hereof.

                  Loan Documents means, collectively, this Loan Agreement, the Term Note, the Environmental Certificates, the Subsidiary Guaranty, the Collateral Documents, the Warrant, all agreements, documents and instruments delivered to Lender in connection therewith and all Rate Contracts between Borrower and Lender (or any Affiliate of Lender), including, without limitation, any subordination agreements covering or otherwise relating to any of the Subordinated Indebtedness.

                  Loans means the Term Loan or any portion thereof.

                  Loan Year means a period of time from the Closing Date or any anniversary of the Closing Date to the immediately succeeding anniversary of the Closing Date.

                  Material Adverse Effect means (i) a material adverse effect upon or change in the business, operations, Property, profits or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or upon the validity, enforceability or priority of the Security Interests or (ii) a material impairment of the ability of Borrower and its Subsidiaries taken as a whole to perform their obligations under any Loan Document or of Lender to enforce or collect any of Borrower's Obligations.

                  Maximum Rate - as defined in subsection 2.3.4.

                  Mortgage means any mortgage, deed of trust or other document creating a Lien on any parcel of Real Estate in favor of Lender, in form and substance satisfactory to Lender.

                  Multiemployer Plan means any multiemployer plan as defined pursuant to Section 3(37) of ERISA to which Borrower or any ERISA Affiliate of Borrower makes, or accrues an obligation to make contributions, or has made, or been obligated to make, contributions within the preceding six (6) years.

                  Net Issuance Proceeds means, in respect of any issuance of debt or equity, cash proceeds or non-cash proceeds received or receivable in connection therewith, net of reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of Borrower; provided, however, that the term "Net Issuance Proceeds" shall not include any proceeds (i) received by PracticeWorks in connection with the issuance of stock to its employees in the ordinary course of business pursuant to a stock option plan maintained by PracticeWorks or (ii) of the Term Loan.

                  Net Proceeds means proceeds in cash, checks or other cash equivalent financial instruments (including cash equivalents) as and when received by the Person making a Disposition, net of: (a) the direct costs relating to such Disposition excluding amounts payable to Borrower or any Affiliate of Borrower, (b) sale, use or other transaction taxes paid or payable as a result thereof and (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Disposition.

                  Operating Agreements means all right-of-entry agreements, access agreements, advertising contracts, equipment leases, agreements pursuant to which any Person provides electronic data service to Borrower or any Subsidiary of Borrower, service contracts and similar agreements relating to the operation of the business of Borrower or any Subsidiary of Borrower, excluding Leases.

                  Operating Cash Flow means, for any period, Adjusted EBITDA of Borrower and its Subsidiaries for such period, less Capital Expenditures made or incurred by Borrower and its Subsidiaries during such period.

                  Operating Lease means any lease which, under GAAP, is not required to be capitalized.

                  PBGC means the Pension Benefit Guaranty Corporation or any Governmental Body succeeding to the functions thereof.

                  Pension Plan means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Part 3 of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code and which (i) is maintained for employees of Borrower or any of its ERISA Affiliates of Borrower, or (ii) has at any time within the preceding six (6)years been maintained for the employees of Borrower or any current or former ERISA Affiliates of Borrower.

         Permitted Liens means any of the following Liens:

                    (i)    the Security Interests;

                   (ii)    the Permitted Senior Indebtedness Liens;

                  (iii) Liens for taxes or assessments and similar charges, which either are (a) not delinquent or (b) being contested diligently and in good faith by appropriate proceedings, and as to which Borrower or any Subsidiary of Borrower has set aside reserves on its books which are satisfactory to Lender;

                   (iv) statutory Liens, such as mechanic's, materialman's, warehouseman's, carrier's or other like Liens, incurred in good faith in the ordinary course of business, provided that the underlying obligations relating to such Liens are paid in the ordinary course of business, or are being contested diligently and in good faith by appropriate proceedings and as to which Borrower has set aside reserves on its books satisfactory to Lender, or the payment of which obligations are otherwise secured in a manner satisfactory to Lender;

                    (v) zoning ordinances, easements, licenses, reservations, provisions, covenants, conditions, waivers or restrictions on the use of Property and other title exceptions, in each case, that are acceptable to Lender;

                   (vi) Liens in respect of judgments or awards with respect to which no Event of Default would exist pursuant to subsection 8.1.6; and

                  (vii) Liens to secure payment of insurance premiums (a) to be paid in accordance with applicable laws in the ordinary course of business relating to payment of worker's compensation, or (b) that are required for the participation in any fund in connection with worker's compensation, unemployment insurance, old-age pensions or other social security programs.

         Permitted Prior Liens means any of the following Liens:

                    (i)    the Permitted Senior Indebtedness Liens;

                   (ii)    the Permitted Liens described in clauses (iii) and
                           (iv) of the definition of Permitted Liens that are accorded priority to the Security Interests by law; and

                  (iii)    the Permitted Liens described in clauses (v) and
                           (vii) of the definition of Permitted Liens, subject to the limitations set forth therein.

                  Permitted Senior Indebtedness means Indebtedness, other than Borrower's Obligations, incurred to purchase tangible personal property or Indebtedness incurred to lease tangible personal property pursuant to Capitalized Leases, provided that (i) such aggregate Indebtedness of Borrower existing as of the Closing Date shall not exceed $__________ in the aggregate, (ii) during any Loan Year after the Closing Date, the aggregate amount of such Indebtedness of Borrower and its Subsidiaries at any one time outstanding during such Loan Year shall not exceed $_______ and principal payments made with respect to such Indebtedness during such Loan Year shall not exceed $________ in the aggregate, and
         (iii) no Event of Default exists at the time or will be caused as a result of the incurrence of any Indebtedness described in clause (ii) of this definition.

                  Permitted Senior Indebtedness Liens means Liens that secure Permitted Senior Indebtedness, provided that each such Lien attaches only to the Property purchased or leased with the proceeds of the Permitted Senior Indebtedness incurred with respect to such Property.

                  Person means any individual, firm, corporation, business enterprise, trust, association, joint venture, partnership, limited liability company or partnership, Governmental Body or other entity, whether acting in an individual, fiduciary or other capacity.

                  Pledge Agreement means, collectively, the pledge agreements executed by Borrower and such other Persons, pursuant to which Lender is granted a first Lien upon the Subsidiary Equity Interests, in form and substance satisfactory to Lender.

                  PracticeWorks Systems means PracticeWorks Systems, LLC, a Georgia limited liability company and a wholly-owned domestic Subsidiary of Borrower.

                  Principal Balance means the unpaid principal balance of the Term Loan or any specified portion thereof outstanding from time to time.

                  Pro Forma EBITDA means, with respect to any Target, EBITDA for such Target for the most recent twelve-month period (or, if otherwise designated, for any other applicable period or periods) for which financial statements are available at the time of determination thereof, adjusted for verifiable expense reductions which are expected to be realized, calculated by Borrowers and approved by Lender, in its sole and absolute discretion.

                  Property means all types of real, personal or mixed property and all types of tangible or intangible property.

                  Qualified Depository means a member bank of the Federal Reserve System having a combined capital and surplus of at least $100,000,000.

                  Rate Contracts means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

                  Real Estate means any real estate which is owned, beneficially or otherwise, by Borrower or any Subsidiary of Borrower.

                  Related Transactions means, collectively, the ISI Merger, the Subsidiary Mergers, the Distribution, the Contribution and any Acquisitions consummated by Borrower or any of its Subsidiaries, and the other transactions contemplated by the Related Transaction Documents.

                  Related Transaction Documents means the Distribution Transaction Documents, the Common Stock Purchase Documents, any Acquisition Documents, the Equity Purchase Documents and the Employment Agreements.

                  Requirement of Law means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Body, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  Responsible Officer means the Chief Executive Officer or the president of Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of Borrower, or any other officer having substantially the same authority and responsibility.

                  Securities Act means the Securities Act of 1933, the Securities Exchange Act of 1934, any successor statute thereto, and the rules, regulations and legally binding policies of the Securities Exchange Commission promulgated thereunder, as amended and in effect from time to time.

                  Security Interests means the Liens in the Collateral granted to Lender pursuant to the Collateral Documents and any other agreement, document or instrument now or hereafter executed by Borrower, any Subsidiary of Borrower or any other Person which purports to grant a Lien on the Property of Borrower, such Subsidiary or such other Person in favor of Lender.

                  Security Agreement means a security agreement made by Borrower in favor of Lender, in form and substance satisfactory to Lender.

                  Stated Rate - as defined in subsection 2.3.4.

                  Subordinated Indebtedness means all unsecured Indebtedness for Borrowed Money of Borrower or any Subsidiary of Borrower approved and consented to by Lender and which is subordinated in right of payment and action to Borrower's Obligations, but specifically excluding the Indebtedness for Borrowed Money described on EXHIBIT 7.1 hereto.

                  Subsidiary of a Person means any other Person of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person, or one or more of the Subsidiaries of such Person, or any combination thereof.

                  Subsidiary Equity Interests means all of the issued and outstanding capital stock, partnership and limited liability company interests and other equity interests, any all warrants, options and other rights to purchase or otherwise acquire any capital stock, partnership and limited liability company interests or other equity interests, of the Subsidiaries of Borrower.

                  Subsidiary Guaranty means the guaranty made by the Subsidiaries of Borrower (subject to Section 6.15) in favor of Lender, in form and substance satisfactory to Lender.

                  Subsidiary Mergers means, collectively, the merger of Applied Professional Systems, Inc., a Delaware corporation, Technos Corporation, a New Hampshire corporation, and DataTrac Services Corporation, a Kansas corporation, with and into InfoCure Systems, with InfoCure Systems being the surviving entity.

                  Subsidiary Security Agreement means the security agreement made by the Subsidiaries of Borrower (subject to Section 6.15) in favor of Lender, in form and substance satisfactory to Lender.

                  Target means (i) any other Person engaged in business activities primarily related to the business activities of Borrower or
         (ii) a business unit or asset group of any other Person which is used in business activities primarily related to the business activities of Borrower, in each case acquired or proposed to be acquired in an Acquisition; provided, that, with respect to the calculation of Adjusted EBITDA, the term "Target" shall be deemed also to include any Person or business unit or asset group of any other Person that shall have been acquired by Borrower or any Subsidiary of Borrower pursuant to an Acquisition (which shall have been approved and consented to by Lender in writing in its sole and absolute discretion) during the twelve-month period ending on the Closing Date.

                  Term Loan means the term loan in the amount of [$_______] to be made by Lender to Borrower pursuant to subsection 2.1.1.

                  Term Note means a promissory note of Borrower payable to the order of Lender evidencing the Term Loan.

                  Termination Event means (i) a "Reportable Event" described in
         Section 4043 of ERISA and the regulations issued thereunder; or (ii) the withdrawal of Borrower or any ERISA Affiliate of Borrower from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2); or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (iv) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC; or (v) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or
         (vi) the partial or complete withdrawal of Borrower or any ERISA Affiliate of Borrower from a Multiemployer Plan; or (vii) the imposition of a lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA; or (ix) any event or condition which results in the termination of a Multiemployer Plan under

         Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

                  Total Debt Service means during any period, all payments of principal, interest, premium, loan fees and other charges with respect to Indebtedness for Borrowed Money of Borrower and its Subsidiaries (including, without limitation, Borrower's Obligations, Permitted Senior Indebtedness and Subordinated Indebtedness), which payments are required or permitted to be made pursuant to this Loan Agreement and are due and payable during such period.

                  Total Debt Service Coverage Ratio means the ratio of (i) Operating Cash Flow of Borrower and its Subsidiaries for the twelve-month period ending on the last day of any quarter to (ii) Total Debt Service of Borrower and its Subsidiaries for such twelve-month period.

                  Transition Services Agreement means that certain Transition Services Agreement dated as of February ___, 2001 by and between InfoCure Corporation and Borrower, as the same from time to time may be amended, modified or supplemented.

                  UCC or Uniform Commercial Code means the Uniform Commercial Code as in effect from time to time in the State of Arizona.

                  [WARRANT MEANS THAT CERTAIN WARRANT AGREEMENT WITH AN ORIGINAL ISSUE DATE OF THE CLOSING DATE ISSUED BY BORROWER TO AND FOR THE BENEFIT OF LENDER.]

         1.2 TIME PERIODS. In this Loan Agreement and the other Loan Documents, in the computation of periods of time from a specified date to a later specified date, (i) the word "from" means "from and including," (ii) the words "to" and "until" each mean "to, but excluding" and (iii) the words "through," "end of" and "expiration" each mean "through and including." Unless otherwise specified, all references in this Loan Agreement and the other Loan Documents to (i) a "month" shall be deemed to refer to a calendar month, (ii) a "quarter" shall be deemed to refer to a calendar quarter and (iii) a "year" shall be deemed to refer to a calendar year.

         1.3 ACCOUNTING TERMS AND DETERMINATIONS. All accounting terms not specifically defined herein shall be construed, all accounting determinations hereunder shall be made and all financial statements required to be delivered pursuant hereto shall be prepared in accordance with GAAP as in effect at the time of such interpretation, determination or preparation, as applicable. In the event that any Accounting Changes (as hereinafter defined) occur and such changes result in a change in the method of calculation of financial covenants, standards or terms contained in this Loan Agreement, then Borrower and Lender agree to enter into negotiations to amend such provisions of this Loan Agreement so as to reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of Borrower shall be the same after such Accounting Changes as if such Accounting Changes had not been made. For purposes hereof, "Accounting Changes" shall mean (i) changes in generally accepted accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or any successor thereto) or other appropriate authoritative body and (ii) changes in accounting principles as approved by Borrower's accountants.

         1.4 REFERENCES. All references in this Loan Agreement to "Article," "Section," "subsection," "subparagraph," "clause" or "Exhibit," unless otherwise indicated, shall be deemed to refer to an Article, Section, subsection, subparagraph, clause or Exhibit, as applicable, of this Loan Agreement.

         1.5 LENDER'S DISCRETION. Whenever the terms "satisfactory to Lender," "determined by Lender," "acceptable to Lender," "Lender shall elect," "Lender shall request," "at the option or election of Lender," or similar terms are used in the Loan Documents, except as otherwise specifically provided therein, such terms shall mean satisfactory to, at the election or option of, determined by, acceptable to or requested by Lender, in its sole and unlimited discretion.

         1.6 BORROWER'S KNOWLEDGE. Any statements, representations or warranties in the Loan Documents that are based upon the knowledge or best knowledge of Borrower or an officer thereof shall be deemed to have been made after due inquiry by the officer making such statements, representations or warranties on behalf of Borrower or himself or herself, as applicable, with respect to the matter in question, and Borrower shall not be imputed with knowledge of any fact or circumstance unless a Responsible Officer of Borrower shall have or should have had actual knowledge of such fact or circumstance.


                                   ARTICLE II

                   TERM LOAN AND TERMS OF PAYMENT; SYNDICATION

         2.1 TERM LOAN. Lender agrees, on the terms and conditions hereinafter set forth, to disburse the proceeds of the Term Loan to or at the direction of Borrower on the Closing Date.

         2.2      USE OF PROCEEDS, TERM NOTE AND REBORROWING.

                  2.2.1 USE OF PROCEEDS. The proceeds of the Term Loan shall be used solely to repay a portion of certain Indebtedness owed to Lender under the Existing FINOVA Loan Agreement, or to repay intercompany Indebtedness owing by Borrower to InfoCure Corporation (to the extent contemporaneously used by InfoCure Corporation to repay a portion of the Indebtedness owed to Lender under the Existing FINOVA Loan Agreement) and to pay related transaction costs.

                  2.2.2 TERM NOTE. The Term Loan shall be evidenced by the Term Note.

                  2.2.3 REBORROWING. Borrower may not reborrow all or any portion of the Term Loan which is repaid or prepaid.

         2.3      INTEREST.

                  2.3.1 INTEREST RATES AND PAYMENT. Except as provided in subsection 2.3.2, the Principal Balance of the Term Loan shall bear interest at a per annum rate equal to the Base Rate, plus the Applicable Margin. Interest shall be payable in arrears on each Interest Payment Date. Interest also shall be paid on the date of any payment or prepayment of the Term Loan pursuant to Sections 2.6 and 2.8.

                  2.3.2 DEFAULT RATE. During a Default Rate Period, Borrower's Obligations shall bear interest at the applicable Default Rate.

                  2.3.3 INTEREST AND FEES COMPUTATION. Computations of interest on fees and all other Borrower's Obligations (other than the Term Loan) shall be computed on the basis of a year consisting of 360 days and charged for the actual number of days during the period for which such interest and fees are being charged. Computations of interest on the Term Loan shall be computed on the basis of a year consisting of 365 days (or, in the case of a leap year, 366 days) and charged for the actual number of days during the period for which such interest is being charged. In computing interest and fees, the date of funding shall be included and the date of payment shall be excluded.

                  2.3.4 MAXIMUM INTEREST. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, Lender shall not collect a rate of interest on any obligation or liability due and owing by Borrower to Lender in excess of the maximum contract rate of interest permitted by applicable law (such excess referred to as "Excess Interest"). Lender and Borrower agree that the interest laws of the State of Arizona shall govern the relationship among them and understand and believe that the transactions contemplated by the Loan Documents comply with the usury laws of the State of Arizona, but in the event of a final adjudication to the contrary, Borrower shall be obligated to pay, nunc pro tunc, to Lender only such interest as then shall be permitted by the laws of the state found to govern the contract relationship between Lender and Borrower. If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Loan Agreement or any other Loan Document, then in such event (i) Borrower shall not be obligated to pay such Excess Interest, (ii) any Excess Interest collected by Lender shall be, at Lender's option, (A) applied to the Principal Balance in such manner as Lender may elect or to accrued and unpaid interest not in excess of the maximum rate permitted by applicable law (the "Maximum Rate") or (B) refunded to the payor thereof, (iii) the interest rates provided for herein (the "Stated Rate") shall be automatically reduced to the Maximum Rate and the Loan Documents shall be deemed to have been, and shall be, modified to reflect such reduction and (iv) Borrower shall not have any action against Lender for any damages arising out of the payment or collection of such Excess Interest; provided, however, that if at any time thereafter the Stated Rate is less than the Maximum Rate, Borrower shall, to the extent permitted by law, continue to pay interest at the Maximum Rate until such time as the total interest received by Lender is equal to the total interest which Lender would have received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again exceeds the Maximum Rate, in which event the provisions contained in this subsection 2.3.4 shall again apply.

         2.4      INTENTIONALLY OMITTED.

         2.5      INTENTIONALLY OMITTED.

         2.6 SCHEDULED PRINCIPAL REPAYMENTS. The Principal Balance of the Term Loan shall be paid in installments on the dates and in the respective amounts shown below:

                                          Amount of Payment (expressed as
                                          percentage of the Principal Balance
                    Date of Payment       on the Closing Date)
                    ---------------       -------------------
                    October 1, 2001                     5%
                    January 1, 2002                     5%
                    April 1,   2002                     5%
                    July 1,    2002                     5%
                    October 1, 2002                     5%
                    January 1, 2003                     5%
                    April 1,   2003                     5%
                    June 30,   2003                    65%

         The then remaining Principal Balance of the Term Loan, and any other sums which then are due and payable pursuant to the terms of the Loan Documents, shall be due and payable on June 30, 2003.

         2.7 LATE CHARGES. If a payment of principal, interest or any fee to be made pursuant to this Loan Agreement or any other Loan Document becomes past due for a period in excess of five (5) days, Borrower shall pay to Lender on demand a late charge of five percent (5.0%) of the amount of such overdue payment.

         2.8      OPTIONAL/VOLUNTARY AND MANDATORY PREPAYMENT.

                  2.8.1 VOLUNTARY PREPAYMENTS. Borrower may at any time and from time to time voluntarily prepay all or any portion of the Principal Balance, subject to the following terms and conditions:

                           (A) NOTICE OF PREPAYMENT; NUMBER AND AMOUNT OF PREPAYMENTS. Not less than ten (10) days prior to the date upon which Borrower desires to make any such voluntary prepayment, Borrower shall deliver to Lender notice of its intention to prepay, which notice shall state the prepayment date and the amount of the Principal Balance to be prepaid. No partial prepayment of the Principal Balance shall be in an amount less than $100,000 or integral multiples of $100,000 in excess thereof. A voluntary prepayment of the Principal Balance shall not be made more frequently than once each month. If Borrower delivers to Lender a notice of prepayment and fails to make such prepayment, Borrower shall reimburse Lender on demand for any actual out-of-pocket loss, cost and/or expense incurred by Lender as a result of Lender's reliance on such notice.

                           (B) ADDITIONAL PAYMENTS. Concurrently with any prepayment pursuant to this subsection 2.8.1, Borrower shall pay to Lender (i) accrued and unpaid interest on the Principal Balance which is being prepaid to the date on which Lender is in receipt of Good Funds, (ii) any amounts required to be paid in connection therewith pursuant to subsection 2.8.3 and
                  Section 11.4 and (iii) any other sums which are due and payable pursuant to the terms of any of the Loan Documents.

                           (C) APPLICATION OF VOLUNTARY PREPAYMENTS. Voluntary partial prepayments of the Term Loan shall be applied against the scheduled installments of the Term Loan in inverse order of maturity.

                  2.8.2    MANDATORY PREPAYMENTS.

                           (A) EXCESS CASH FLOW PAYMENTS. Until Borrower's Obligations are paid and performed in full, for the Fiscal Year of Borrower ending December 31, 2001, Borrower shall pay to Lender an amount equal to fifty percent (50%) of the Excess Cash Flow for such Fiscal Year. Each such payment shall be made within thirty (30) days after the date that Borrower is required to deliver to Lender the audited financial statements for such Fiscal Year pursuant to subsection 6.3.3.

                           (B) DISPOSITIONS. If Borrower or any Subsidiary of Borrower at any time or from time to time shall make or agree to make a Disposition and the aggregate amount of the Net Proceeds received by such Person in connection with such Disposition and all other Dispositions occurring during the then current Fiscal Year of Borrower and its Subsidiaries exceeds $300,000, then Borrower shall promptly notify Lender of such proposed Disposition (including the amount of the estimated Net Proceeds to be received by Borrower in respect thereof). In the event that Borrower reasonably expects the Net Proceeds of such Disposition, or a portion thereof, to be reinvested in productive assets of a kind then used or useable in the business of Borrower and its Subsidiaries within ninety
                  (90) days, then Borrower may use the Net Proceeds (or such portion thereof) for such purpose. In the event either Borrower does not reasonably expect the Net Proceeds of such Disposition, or any portion thereof, to be so used or Borrower does not reinvest such Net Proceeds within ninety (90) days,

                  Borrower shall deliver 100% of such Net Proceeds to Lender as a prepayment of the Term Loan.

                           (C) EQUITY ISSUANCES. If Borrower or any Subsidiary of Borrower shall issue equity securities (other than issuances by any Subsidiary of Borrower to Borrower or a wholly-owned domestic Subsidiary of Borrower and issuances on the Closing Date in connection with the Distribution and pursuant to the Equity Purchase Documents), Borrower shall promptly notify Lender of the estimated Net Issuance Proceeds of such issuance to be received by Borrower or such Subsidiary in respect thereof and, if any Event of Default shall exist on the date of either such issuance or Borrower's receipt of such Net Issuance Proceeds, or if any Event of Default shall result from the consummation of such issuance, promptly upon receipt by Borrower of the Net Issuance Proceeds of such issuance, Borrower shall deliver to Lender 100% of such Net Issuance Proceeds as a prepayment of the Principal Balance.

                           (D) PREPAYMENTS IN RESPECT OF EXERCISE OF REMEDIES. Concurrently with any payment of the Principal Balance received by Lender resulting from the exercise by Lender of any remedy available to Lender subsequent to the occurrence of an Event of Default and the acceleration of Borrower's Obligations, Borrower shall pay to Lender such other amounts, as applicable, in accordance with Section 11.4.




                           (E) APPLICATION OF MANDATORY PREPAYMENTS. Prepayments received by Lender pursuant to this subsection
                  2.8.2 shall be applied in the following order of priority to the payment of: (i) any and all sums which are due and payable pursuant to the terms of the Loan Documents, except the Principal Balance and accrued and unpaid interest thereon but specifically including fees payable in accordance with Section 11.4; (ii) accrued and unpaid interest on the portion of the Principal Balance being prepaid; (iii) any other accrued and unpaid interest which is unpaid; and (iv) the installments of the Principal Balance of the Term Loan in inverse order of maturity. Together with each prepayment under this subsection 2.8.2, Borrower shall pay any amounts required pursuant to
                  Section 11.4.

                  2.8.3    INTENTIONALLY OMITTED.

         2.9 COMMITMENT FEE. Borrower shall pay to Lender on the Closing Date a commitment fee equal to [$183,500] (the "Commitment Fee"), which fee shall be deemed fully earned on the Closing Date.

         2.10     INTENTIONALLY OMITTED.

         2.11     INTENTIONALLY OMITTED.

         2.12 PAYMENTS AFTER EVENT OF DEFAULT. All payments received by Lender during the existence of an Event of Default shall be applied in accordance with Section 8.4.

         2.13 METHOD OF PAYMENT; GOOD FUNDS. All payments to be made pursuant to the Loan Documents by Borrower shall be made by wire transfer of Good Funds to the account of Lender at Citibank, N.A., 399 Park Avenue, New York, New York, ABA 021000089, Credit: FINOVA Capital Corporation, Credit Account No. 40701338, Reference: PracticeWorks Loan, Attention: Mary Kay Ross, or to such other account as Lender shall notify Borrower. All payments (including prepayments) to be made by Borrower on account of principal, interest, fees and other amounts required hereunder shall be made without off-set, recoupment or counterclaim.

         2.14 SYNDICATION. Borrower agree and acknowledge that (i) Lender shall have the right at any time to sell, assign and transfer any portion of its loan position to one or more lenders or otherwise syndicate the transaction contemplated by this Loan Agreement, (ii) in connection with any such sale, assignment, transfer or syndication, Lender shall have the right to disclose to such prospective lender(s) any and all information regarding or relating to Borrower, the transactions contemplated by this Loan Agreement and the other Loan Documents which have or hereafter may be provided to or obtained by Lender,
(iii) until successful completion of the initial syndication of the Loans, in the event such initial syndication of the Loans by Lender shall prove to be impracticable, Borrower agrees to restructure the credit facilities evidenced by this Loan Agreement and the other Loan Documents and, in furtherance thereof, Lender may change pricing or make structural changes to the Loans and this Loan Agreement if Lender determines that such changes are reasonably required in order to ensure successful syndication of the Loans on terms which are acceptable to Lender. In connection with any such sale, assignment, transfer or syndication contemplated by this Section 2.14, Borrower agrees and acknowledges that (a) Lender and Borrower will be required to re-document the transactions contemplated by this Loan Agreement and the other Loan Documents, which re-documentation shall contain such terms, agreements, provisions, covenants, representations and warranties customarily contained in Lender's syndicated transactions, and (b) the costs, fees, disbursements and expenses (including attorneys' fees and expenses) for any such re-documentation shall be borne solely by Borrower.


                                   ARTICLE III

                                    SECURITY

         Borrower's Obligations shall be secured by a Lien upon all of the Collateral, which at all times shall be superior and prior to all other Liens (except Permitted Prior Liens), and, subject to Section 6.15, unconditionally guaranteed by each Subsidiary of Borrower.

                                   ARTICLE IV

              CONDITIONS OF CLOSING AND DISBURSEMENT; ACQUISITIONS

         4.1 CLOSING; CONDITIONS OF DISBURSEMENT. This Loan Agreement shall not be deemed to be effective, and Lender shall not be obligated to disburse the proceeds of the Term Loan, until all of the following conditions precedent shall have been satisfied in a manner, form and substance satisfactory to Lender:

                  4.1.1 REPRESENTATIONS AND WARRANTIES. On the Closing Date the representations and warranties of Borrower and each of its Subsidiaries set forth in the Loan Documents and the Related Transaction Documents to which such Person is a party shall be true and correct.

                  4.1.2 RELATED TRANSACTIONS. (a) The Related Transactions shall have closed in the manner contemplated by the Related Transaction Documents and shall otherwise be in form and substance satisfactory to Lender and (b) the Existing FINOVA Loan Agreement shall have been amended on terms and conditions satisfactory to Lender and all conditions precedent to the effectiveness thereof shall have been satisfied (and InfoCure Corporation shall have made a mandatory prepayment of certain of the Indebtedness owing by InfoCure Corporation to Lender under the Existing FINOVA Loan Agreement equal in amount to the proceeds of the Term Loan).

                  4.1.3 DELIVERY OF DOCUMENTS. The following shall have been delivered to Lender, each duly authorized and executed, where applicable:

                           (a) this Loan Agreement, the Term Note, the Warrant and an Environmental Certificate;

                           (b)      good standing certificates or their
                  equivalents for Borrower and each Subsidiary of Borrower from each of the states in which such Person is organized, maintains facilities or business locations or otherwise conducts material business, each dated a recent date prior to the Closing Date;

                           (c) copies of (i) the articles of incorporation, or its equivalent, of Borrower and each Subsidiary of Borrower, together with all current and proposed amendments thereto, certified by the Secretary of State of the state in which each such Person is organized as of a recent date prior to the Closing Date; (ii) the by-laws, or its equivalent, of Borrower and each Subsidiary of Borrower, together with all current and proposed amendments thereto, certified by the corporate secretary of each such Person, (iii) copies of resolutions adopted by the board of directors of Borrower and each Subsidiary of Borrower, each authorizing the execution and delivery by Borrower of the Loan Documents and the Related Transaction Documents to which each such Person is a party and the consummation of the transactions contemplated thereby, certified as of the Closing Date by the corporate secretary of each such Person;

                           (d) signature and incumbency certificates of the officers of Borrower and each Subsidiary of Borrower;

                           (e) the Collateral Documents, in appropriate form for recording where necessary, and such Loan Documents executed by each Subsidiary of Borrower, or by Borrower in respect thereof, including, without limitation, the Subsidiary Guaranty and the Subsidiary Security Agreement;

                           (f) certified copies or executed originals of each of the following:

                                    (1)     all Leases;

                                    (2)     all Licenses;

                                    (3)     all material License Agreements;

                                    (4)     all material Operating Agreements;

                                    (5)      all Related Transaction Documents;
                                             and

                                    (6)      all instruments and documents
                                             evidencing Permitted Senior
                                             Indebtedness existing as of the
                                             Closing Date;

                           (g)      subordination agreements and/or
                  reaffirmation of subordination in respect of all Subordinated Indebtedness outstanding as of the Closing Date;

                           (h) a Landlord Consent from each Landlord under each Lease (except to the extent previously delivered to Lender pursuant to the requirements of previous credit facilities provided to Borrower by Lender);

                           (i)      such other agreements, instruments,
                  documents, certificates, consents, waivers and opinions as Lender reasonably may request; and

                           (j) original stock certificates representing the Subsidiary Equity Interests as of the date hereof and assignments separate from certificate executed in blank.

                  4.1.4 PERFORMANCE; NO DEFAULT. Borrower and each Subsidiary of Borrower shall have performed and complied with all agreements and conditions contained in the Loan Documents and the Related Transaction Documents to be performed by or complied with by such Person prior to or at the Closing, and no Event of Default or Incipient Default shall then exist or result from the disbursement of the proceeds of the Term Loan on the Closing Date.

                  4.1.5 OPINIONS OF COUNSEL. Lender shall have received an opinion dated the Closing Date from Morris, Manning & Martin and King & Spalding, counsel to Borrower and its Subsidiaries, and such other opinions as Lender may request, including, without limitation, opinions of foreign counsel.

                  4.1.6 APPROVAL OF LOAN DOCUMENTS AND SECURITY INTERESTS. Lender shall have received evidence that all filings have been filed with, and all approvals or consents shall have been obtained from, all Governmental Bodies and all other Persons which filing or whose approval or consent is required to enable Borrower and its Subsidiaries to (a) enter into and perform their respective obligations under the Loan Documents and the Related Transaction Documents to which each such Person is a party and (b) grant the Security Interests to Lender.

                  4.1.7 SECURITY INTERESTS. All filings of Uniform Commercial Code financing statements, all recordings of Mortgages and all other filings and actions necessary to perfect and maintain the Security Interests as first, valid and perfected Liens in the Property covered thereby, subject only to Permitted Prior Liens, shall have been filed or taken and Lender shall have received such UCC, state and federal tax Lien, pending suit, judgment and other Lien searches as it deems necessary to confirm the foregoing.

                  4.1.8    LICENSES. Lender shall have received evidence that
         (a) Borrower and each Subsidiary of Borrower is the licensee of all Licenses necessary for the operation of its business and (b) such Licenses are in full force and effect as of the Closing Date and no event has occurred which could result in the termination, revocation or non-renewal of any such License.

                  4.1.10 FINANCIAL STATEMENTS, REPORTS AND PROJECTIONS; INSPECTION. Lender shall have received the financial statements described in EXHIBIT 5.7.1 and the projections described in EXHIBIT
         5.7.2. Borrower shall have arranged for representatives of Lender to visit and inspect its offices and properties.

                  4.1.11 MATERIAL ADVERSE EFFECT. No event shall have occurred since September 30, 2000, which has had or could have a Material Adverse Effect. No litigation or governmental proceedings or investigation shall be pending, which in the opinion of Lender could, if adversely determined, have a Material Adverse Affect.

                  4.1.12 USE OF ASSETS. Lender shall be satisfied that Borrower at all times shall be entitled to the use and quiet enjoyment of all Property necessary for the continued ownership and operation of the business conducted by Borrower, including, without limitation, the use of equipment, fixtures, Licenses, offices and means of ingress and egress thereto, necessary for the operation of such business.

                  4.1.13 BROKER FEES. If the services of a broker or other agent have been used in connection with the Loans, all fees owed to such broker or agent shall have been paid by Borrower and Lender shall have received evidence of such payment.

                  4.1.14   INSURANCE; SURVEY.

                           (A)      BUSINESS AND FLOOD INSURANCE. At least three
                  (3) Business Days prior to the Closing Date Borrower shall have delivered to Lender evidence satisfactory to Lender (i) of flood insurance with respect to each parcel of Real Estate other than a parcel as to which Borrower has supplied Lender evidence that the improvements located on such parcel are not in a flood hazard area and (ii) that all insurance coverage required pursuant to Section 6.6 is in full force and effect and all premiums then due thereon have been paid in full.

                           (B) REAL ESTATE; LEASEHOLD PROPERTY. Lender shall have received an ALTA mortgagee's policy of title insurance (ALTA Revised 1987 Form) in favor of Lender with respect to each parcel of Real Estate, issued by a title company and in an amount showing that Borrower or the applicable Subsidiary of Borrower has good and marketable title to each such parcel of Real Estate and insuring that the Mortgage covering such parcel constitutes a valid Lien on Borrower's or such Subsidiary's interest in such parcel, subject only to Permitted Prior Liens. Each policy shall insure over all survey and other general exceptions contained therein and shall include such affirmative endorsements as may be required by Lender, including, without limitation, comprehensive endorsement no. 1, contiguity (if applicable), usury, doing business, variable rate, tie-in, restrictions (where applicable), encroachment (where applicable), 3.1 zoning (including parking), last dollar, tax parcel, survey, location, access and future advances. Lender shall have received copies of and found satisfactory the provisions of each document referred to in each such policy.

                           (C) PREMIUMS. Lender shall have received evidence that all premiums with respect to such title insurance have been paid by Borrower.

                           (D) SURVEY. Lender shall have received an "as-built" survey of each parcel of Real Estate dated not earlier than 45 days prior to the Closing Date, certified to Lender and the title company as being drawn in compliance with the American Land Title Association and American Congress on Surveying and Mapping Standards (as adopted in 1997), containing a flood plain certification and showing no matters or exceptions which are not Permitted Liens and otherwise in sufficient detail as to permit the elimination of any survey exceptions to the title policies described above.

                  4.1.15   INTENTIONALLY OMITTED.

                  4.1.16 PAYMENT OF FEES, EXPENSES AND LOANS. Borrower shall have paid (a) the Commitment Fee and (b) all fees and expenses described in subsection 10.1.1 incurred in connection with the Term Loan (including attorneys' fees and expenses).

         4.2 CONDITIONS TO ACQUISITIONS. The right of Borrower or any Subsidiary of Borrower to make any Acquisition, in addition to the receipt of written approval and consent by Lender, which may be granted or withheld in Lender's sole and absolute discretion, shall be subject further to the satisfaction of all of the following conditions in respect of each such Acquisition, in a manner, form and substance satisfactory to Lender:

                  4.2.1 EVIDENCE OF PERFECTED FIRST PRIORITY SECURITY INTEREST. Lender shall have been granted a first priority Lien on and security interest in the subject Target, and shall have received, without limitation, the items described in subsection 4.1.3(b), (c) and (d) and Section 6.15, and shall have received evidence of the proper filing in all required filing offices of duly executed UCC financing statements or amendments to existing financing statements with respect to the subject Target, perfecting the first priority security interest of Lender in such Property. In the event real property is being acquired in connection with such Acquisition, Lender shall have received a fully executed Mortgage, together with an ALTA lender's title insurance policy issued by a title insurer satisfactory to Lender in an amount satisfactory to Lender insuring that the Mortgage is a valid and enforceable first priority Lien on the respective Property, free and clear of all defects, encumbrances and Liens, other than Permitted Liens. In addition, Lender shall have received then current surveys, certified to Lender by a licensed surveyor sufficient to allow the issuer of Lender's title insurance policy to issue such policy without a survey exception and an environmental site assessment prepared by a qualified firm acceptable to Lender.

         4.2.2    ADDITIONAL DOCUMENTATION.

                  (i) Lender shall have received complete executed or conformed copies of each document, instrument and agreement executed in connection with such Acquisition (collectively, the "Acquisition Documents"), all of which shall be subject to Lender's review and approval;

                  (ii) the applicable Acquisition Documents shall be in full force and effect and no material term or condition thereof shall have been amended, modified or waived after the execution thereof (other than solely to extend the date by which the subject Acquisition is required to occur) except with the prior written consent of Lender;

                  (iii) none of the parties to any of the applicable Acquisition Documents shall have failed to perform any material obligation or covenant required to be performed or complied with on or before the date on which the subject Acquisition is to be consummated;

                  (iv) Lender shall have received a collateral assignment of the seller's representations, warranties and indemnities to Borrowers or their Subsidiaries under the applicable Acquisition Documents and the applicable seller parties shall have consented thereto in writing; and

                  (v) such other agreements, instruments, documents, certificates, consents, waivers and opinions as Lender may request (including without limitation, opinions from the sellers' counsel).


         ARTICLE V


                        REPRESENTATIONS AND WARRANTIES


         Borrower represents and warrants to Lender as follows (after giving effect to the Related Transactions):

         5.1 EXISTENCE AND POWER. Borrower and each Subsidiary of Borrower is a corporation, partnership or limited liability company, as applicable, duly formed, validly existing and in good standing under the laws of the state (or country) of its incorporation, organization or formation and Borrower and each Subsidiary of Borrower has all requisite power and authority to own its Property and to carry on its business as now conducted and as proposed to be conducted following the Closing Date, and is in good standing and authorized to do business in each jurisdiction in which the failure so to qualify would be a Material Adverse Effect.

         5.2 AUTHORITY. Borrower and each Subsidiary of Borrower has full power and authority to enter into, execute, deliver and carry out the terms of the Loan Documents and the Related Transaction Documents to which it is a party and to incur the obligations provided for therein, all of which have been duly authorized by all proper and necessary action and are not prohibited by the organizational instruments of such Person.

         5.3      CAPITAL STOCK/EQUITY INTERESTS AND RELATED MATTERS.

                  5.3.1 CAPITAL STOCK; EQUITY INTERESTS. There is set forth in EXHIBIT 5.3.1 a complete description of the Subsidiary Equity Interests, all of which are validly issued, fully paid and non-assessable, and have been issued and sold in compliance with all applicable foreign, federal and state laws, rules and regulations, including, without limitation, all so-called "Blue-Sky" laws. The Subsidiary Equity Interests are owned beneficially and of record by the Persons set forth on EXHIBIT 5.3.1 and in the amounts therein described, free and clear of all Liens except the Security Interests.

                  5.3.2 RESTRICTIONS. Neither Borrower nor any Subsidiary of Borrower (i) is a party to or has knowledge of any agreements restricting the transfer of Subsidiary Equity Interests, except the Loan Documents, (ii) has issued any rights which can be convertible into or exchangeable or exercisable for any of Subsidiary Equity Interests, or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any of Subsidiary Equity Interests or any securities convertible into or exchangeable or exercisable for any of Subsidiary Equity Interests and (iii) is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of Subsidiary Equity Interests or any convertible rights or options with respect thereto.

         5.4 BINDING AGREEMENTS. This Loan Agreement, the other Loan Documents and the Related Transaction Documents, when executed and delivered, will constitute the valid and legally binding obligations of Borrower and each Subsidiary of Borrower to the extent such Person is a party thereto, enforceable against such Person in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and (ii) equitable principles (whether or not any action to enforce such document is brought at law or in equity).

         5.5      BUSINESS AND PROPERTY OF BORROWER.

                  5.5.1 BUSINESS AND PROPERTY. Borrower and each Subsidiary of Borrower is the owner of all Property and the holder of all Leases, Licenses and Operating Agreements necessary to conduct its business as now conducted. Neither Borrower nor any Subsidiary of Borrower engages or proposes to engage in any business or activity other than as set forth in EXHIBIT 5.5.1.

                  5.5.2 LICENSES. There is set forth in EXHIBIT 5.5.2 a description of all Licenses which have been issued or assigned to Borrower and its Subsidiaries. All of such Licenses are in full force and effect and have been duly issued in the name of, or validly assigned to, Borrower or the applicable Subsidiary of Borrower, no default or breach exists thereunder and Borrower and each Subsidiary of Borrower has full power and authority thereunder to conduct its business.

                  5.5.3    OPERATING AGREEMENTS. There is set forth in EXHIBIT
         5.5.3 a description of all material Operating Agreements with respect to the businesses of Borrower and its Subsidiaries. All of Operating Agreements are in full force and effect and no event has occurred which could result in the cancellation or termination of any such Operating Agreement or the imposition thereunder of any liability upon Borrower or any Subsidiary of Borrower which could have a Material Adverse Effect.

                  5.5.4 FACILITY SITES. There is set forth in EXHIBIT 5.5.4 the location of the chief executive office of Borrower and each Subsidiary of Borrower and all other locations of such Persons' Property.

                  5.5.5    LEASES. There is set forth in EXHIBIT
         5.5.5 a list of all Leases, together with a complete and accurate address of each parcel of Leasehold Property. Each Lease is in full force and effect, there has been no material default in the performance of any of its terms or conditions by any party thereto, and no claims of default have been asserted with respect thereto.

                  5.5.6 REAL ESTATE. There is set forth in EXHIBIT 5.5.6 a complete and accurate address and legal description of each parcel of Real Estate. The present and contemplated use of the Leasehold Property and the Real Estate is in compliance with all applicable zoning ordinances and regulations and other laws and regulations, the violation of which could have a Material Adverse Effect.

                  5.5.7 OPERATION AND MAINTENANCE OF EQUIPMENT. Neither Borrower nor any Subsidiary of Borrower owning or operating any equipment necessary for the operation of its business has used, operated or maintained the same in a manner which now or hereafter could result in the cancellation or termination of the right of such Person to use or make use of the same or which could result in any material liability of such Person for damages in connection therewith. All of the equipment and other tangible personal property owned by Borrower and each Subsidiary of Borrower is, in all material respects, in good operating condition and repair and has been used, operated and maintained in substantial compliance with all applicable laws, rules and regulations.

                  5.5.8    LICENSE AGREEMENTS. There is set forth in EXHIBIT
         5.5.8 a description of all material License Agreements with respect to the businesses of Borrower and its Subsidiaries. All such License Agreements are in full force and effect and no event has occurred which could result in the cancellation or termination of any such License Agreement or the imposition thereunder of any liability upon Borrower or any Subsidiary of Borrower which could have a Material Adverse Effect.

         5.6 TITLE TO PROPERTY; LIENS. Borrower and each Subsidiary of Borrower has (i) good and marketable title to all of its Property, except (A) any License which cannot be transferred without the consent of a Governmental Body and (B) the portion thereof consisting of a leasehold estate and (ii) a valid leasehold estate in each portion of its Property which consists of a leasehold estate. All of such Property is free and clear of all Liens, except Permitted Liens. Upon the proper filing with the appropriate Governmental Bodies of the Mortgages and appropriate Uniform Commercial Code financing statements, the applicable Loan Documents will create valid and perfected Liens in the Property described therein, subject only to Permitted Prior Liens.

         5.7      PROJECTIONS AND FINANCIAL STATEMENTS.

                  5.7.1 FINANCIAL STATEMENTS. Borrower has delivered to Lender the financial statements described in EXHIBIT 5.7.1 pertaining to the operations of Borrower and its Subsidiaries. Such financial statements present fairly in all material respects the results of operations of the business of Borrower and its Subsidiaries for the periods covered thereby and the financial condition of Borrower and its Subsidiaries as of the dates indicated therein. All of such financial statements have been prepared in conformity with GAAP, subject to normal year-end adjustments and the absence of footnotes. Since September 30, 2000, there has been no change which has had or could have a Material Adverse Effect. Borrower also has delivered to Lender a pro-forma balance sheet of Borrower and its Subsidiaries as of the Closing Date. Such pro-forma balance sheets, which assume the consummation of the transactions contemplated by the Related Transaction Documents, present fairly in all material respects the anticipated financial condition of Borrower and its Subsidiaries as of the Closing Date.

                  5.7.2 PROJECTIONS. Borrower has delivered to Lender the projections described in EXHIBIT 5.7.2 of the future operations of Borrower and its Subsidiaries. Such projections represent the best, good faith estimates of Borrower as of the Closing Date of the future financial performance of Borrower and its Subsidiaries.

         5.8 LITIGATION. There is set forth in EXHIBIT 5.8 a description of all actions and suits, arbitration proceedings and claims pending or, to the best knowledge of Borrower, threatened against Borrower or any Subsidiary of Borrower or maintained by Borrower or any Subsidiary of Borrower at law or in equity or before any Governmental Body. None of the matters set forth in such
EXHIBIT 5.8, if adversely determined, could have a Material Adverse Effect.

         5.9 DEFAULTS IN OTHER AGREEMENTS; CONSENTS; CONFLICTING AGREEMENTS. Except as otherwise disclosed herein, neither Borrower nor any Subsidiary of Borrower is in default under any agreement to which such Person is a party or by which such Person or any of the Property of such Person is bound, the effect of which default could have a Material Adverse Effect. No authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Body or any other Person which has not already been obtained, taken or filed, as applicable, is required (i) for the due execution, delivery or performance by Borrower or any Subsidiary of Borrower of any of the Loan Documents and the Related Transaction Documents to which such Person is a party or (ii) as a condition to the validity or enforceability of any of the Loan Documents or Related Transaction Documents to which Borrower or any Subsidiary of Borrower is a party or any of the transactions contemplated thereby or the priority of the Security Interests, except for certain filings to establish and perfect the Security Interests. No provision of any mortgage, indenture, contract, agreement, statute, rule, regulation, judgment, decree or order binding on Borrower or any Subsidiary of Borrower or affecting the Property of Borrower or any Subsidiary of Borrower conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance of the terms of any of the Loan Documents or

Related Transaction Documents or affect the validity or priority of the Security Interests. The execution, delivery or performance of the terms of the Loan Documents and the Related Transaction Documents will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon the Property of Borrower or any Subsidiary of Borrower pursuant to the terms of any such mortgage, indenture, contract or agreement, other than the Loan Documents.

         5.10 TAXES. Borrower and each Subsidiary of Borrower has filed all tax returns required to be filed, and has paid, or made adequate provision for the payment of, all taxes shown to be due and payable on such returns or in any assessments made against any such Person, and no tax Liens have been filed and no claims are being asserted in respect of such taxes which are required by GAAP to be reflected in the financial statements of Borrower or any Subsidiary of Borrower and are not so reflected therein. The charges, accruals and reserves on the books of Borrower and each Subsidiary of Borrower with respect to all federal, state, local and other taxes are considered by the management of each such Person to be adequate, and there is no unpaid assessment which is or might be due and payable by any such Person or create a Lien against any such Person's Property, except such assessments as are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP. None of the tax returns of Borrower or any Subsidiary of Borrower is under audit.

         5.11 COMPLIANCE WITH APPLICABLE LAWS. Neither Borrower nor any Subsidiary of Borrower is in default in respect of any judgment, order, writ, injunction, decree or decision of any Governmental Body, which default could have a Material Adverse Effect. Except as otherwise provided herein, Borrower and each Subsidiary of Borrower is in compliance in all material respects with all applicable laws, statutes and regulations, including, without limitation, health-care related laws (including anti-fee splitting laws, corporate practice of medicine laws, fraud and abuse laws and HIPAA), all Environmental Laws, ERISA, ADA and all laws and regulations relating to unfair labor practices, equal employment opportunity and employee safety, of all Governmental Bodies (including, without limitation, the Food and Drug Administration and the United States Department of Health & Human Services), a violation of which could have a Material Adverse Effect. No condemnation, eminent domain or expropriation has been commenced or, to the best knowledge of Borrower, threatened against the Property of Borrower or any Subsidiary of Borrower.

         5.12 PATENTS, TRADEMARKS, FRANCHISES, AGREEMENTS. There is set forth on EXHIBIT 5.12 a description of all patents, patent applications, trademarks, trademark applications, copyrights and copyright applications owned or used by Borrower and each Subsidiary of Borrower. Borrower and each Subsidiary of Borrower owns, possesses or has the right to use all patents, trademarks, service marks, trade names, copyrights, franchises and rights with respect thereto, necessary for the conduct of its business, without any known conflict with the rights of others and, in each case, free of any Liens.

         5.13     REGULATORY MATTERS. Borrower and each Subsidiary of Borrower
(i) has duly and timely filed all reports, statements of account and other filings which are required to be filed by such Person under any applicable law, rule or regulation of any Governmental Body, the non-filing of which could have a Material Adverse Effect, and (ii) is in compliance with all such laws, rules and regulations, the noncompliance with which could have a Material Adverse Effect.

         5.14 ENVIRONMENTAL MATTERS. To the best of Borrower's knowledge, Borrower and each Subsidiary of Borrower is in compliance with all applicable Environmental Laws and no portion of the Real Estate or Leasehold Property has been used as a land fill. To the best of Borrower's knowledge there currently are not any known Hazardous Materials generated, manufactured, released, stored, buried or deposited over, beneath, in or on (or used in the construction and/or renovation of) the Real Estate or Leasehold Property in violation of applicable Environmental Laws.

         5.15 APPLICATION OF CERTAIN LAWS AND REGULATIONS. Neither Borrower nor any Affiliate of Borrower is:

                  5.15.1 INVESTMENT COMPANY ACT. An "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  5.15.2 HOLDING COMPANY ACT. A "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                  5.15.3 FOREIGN OR ENEMY STATUS. (i) An "enemy" or an "ally of an enemy" within the meaning of Section 2 of the Trading with the Enemy Act, (ii) a "national" of a foreign country designated in Executive Order No. 8389, as amended, or of any "designated enemy country" as defined in Executive Order No. 9095, as amended, of the President of the United States of America, in each case within the meaning of such Executive Orders, as amended, or of any regulation issued thereunder, (iii) a "national of any designated foreign country" within the meaning of the Foreign Assets Control Regulations or of the Cuban Assets Control Regulations of the United States of America (Code of Federal Regulations, Title 31, Chapter V, Part 515, Subpart B, as amended), or (iv) an alien or a representative of any alien or foreign government within the meaning of Section 310 of Title 47 of the United States Code.

                  5.15.4 REGULATIONS AS TO BORROWING. Subject to any statute or regulation which regulates the incurrence of any Indebtedness for Borrowed Money, including, without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

         5.16 MARGIN REGULATIONS. None of the transactions contemplated by this Loan Agreement, any of the other Loan Documents or any of the Related Transaction Documents, including the use of the proceeds of the Loans, will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X, and neither Borrower nor any Subsidiary of Borrower owns or intend to carry or purchase any "margin security" within the meaning of such Regulation U.

         5.17 OTHER INDEBTEDNESS. After giving effect to the Closing and the Related Transactions, on the Closing Date neither Borrower nor any Subsidiary of Borrower shall have any Indebtedness for Borrowed Money, except
(i) Borrower's Obligations, (ii) Permitted Senior Indebtedness and (iii) Indebtedness for Borrowed Money otherwise permitted under Section 7.1.

         5.18 NO MISREPRESENTATION. To the best of Borrower's knowledge neither this Loan Agreement nor any other Loan Document, certificate, information or report furnished or to be furnished by or on behalf of Borrower or any Subsidiary of Borrower to Lender in connection with any of the transactions contemplated hereby or thereby, contains or will contain a misstatement of material fact, or omits or will omit to state a material fact required to be stated in order to make the statements contained herein or therein, taken as a whole, not misleading in the light of the circumstances under which such statements were made. There is no fact, other than information known to the public generally, known to or reasonably foreseen by Borrower after diligent inquiry, that could have a Material Adverse Effect that has not expressly been disclosed to Lender in writing.

         5.19     EMPLOYEE BENEFIT PLANS.

                  5.19.1 NO OTHER PLANS. Neither Borrower nor any ERISA Affiliate of Borrower maintains or contributes to, or has any obligation under, any Employee Benefit Plan other than those identified on EXHIBIT 5.19.1. Borrower has provided Lender accurate and complete copies of all material contracts, agreements and documents described on EXHIBIT 5.19.1.

                  5.19.2 ERISA AND CODE COMPLIANCE AND LIABILITY. Borrower and each ERISA Affiliate of Borrower is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except where failure to comply would not result in a material liability to Borrower or such other Person and except for any required amendments for which the remedial amendment period as defined in
         Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 401(a) of the Code. No material liability has been incurred by Borrower or any ERISA Affiliate of Borrower which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan.

                  5.19.3 FUNDING. No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been insured

         (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has Borrower or any ERISA Affiliate of Borrower failed to make any contributions or to pay any amounts due and owing as required by
         Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under
         Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C), 4063(a) or 4068 of ERISA with respect to any Pension Plan.

                  5.19.4 PROHIBITED TRANSACTIONS AND PAYMENTS. Neither Borrower nor any ERISA Affiliate of Borrower has: (i) engaged in a nonexempt "prohibited transaction" as such term is defined in Section 406 of ERISA or Section 4975 of the Code; (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid;
         (iii) failed to make a required contribution or payment to a Multiemployer Plan; or (iv) failed to make a required installment or other required payment under Section 412 of the Code.

                  5.19.5 NO TERMINATION EVENT. No Termination Event has occurred or is reasonably expected to occur.

                  5.19.6 ERISA LITIGATION. No material proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of Borrower, threatened concerning or involving any (i) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by Borrower or any of ERISA Affiliate of Borrower, (ii) Pension Plan or (iii) Multiemployer Plan.

         5.20     EMPLOYEE MATTERS.

                  5.20.1 COLLECTIVE BARGAINING AGREEMENTS; GRIEVANCES. (i) None of the employees of Borrower or any Subsidiary of Borrower is subject to any collective bargaining agreement, (ii) except as described in EXHIBIT 5.20.1, no petition for certification or union election is pending with respect to the employees of Borrower or any Subsidiary of Borrower and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of Borrower or any Subsidiary of Borrower and (iii) there are no strikes, slowdowns, work stoppages, unfair labor practice complaints, grievances, arbitration proceedings or controversies pending or, to the best knowledge of Borrower, threatened against Borrower or any Subsidiary of Borrower by any of such Person's employees, other than employee grievances or controversies arising in the ordinary course of business that could not in the aggregate have a Material Adverse Effect.

                  5.20.2 CLAIMS RELATING TO EMPLOYMENT. Neither Borrower nor, to Borrower's best knowledge, any shareholder or employee of Borrower, is subject to any employment agreement or non-competition agreement with any former employer or any other Person which agreement could have a Material Adverse Effect due to (i) any information which Borrower would be prohibited from using under the terms of such agreement or (ii) any legal considerations relating to unfair competition, trade secrets or proprietary information.

         5.21 BURDENSOME OBLIGATIONS. After giving effect to the transactions contemplated by the Loan Documents and the Related Transaction Documents, (i) neither Borrower nor any Subsidiary of Borrower (A) will be a party to or be bound by any franchise, agreement, deed, lease or other instrument, or be subject to any restriction, which is so unusual or burdensome so as to cause, in the foreseeable future, a Material Adverse Effect and (B) intends to incur, or believes that it will incur, debts beyond its ability to pay such debts as they become due, and (ii) Borrower and each Subsidiary of Borrower (A) owns and will own Property, the fair saleable value of which is
(I) greater than the total amount of its liabilities (including contingent liabilities) and (II) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured, and (B) has and will have capital that is not unreasonably small in relation to its business as presently conducted and as proposed to be conducted. Borrower does not presently anticipate that future expenditures needed to meet the provisions of federal or state statutes, orders, rules or regulations will be so burdensome so as to have a Material Adverse Effect.

         5.22 INSURANCE. The Property of Borrower and each Subsidiary of Borrower is insured with financially sound and reputable insurance companies which are not Affiliates of Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Property in locales where Borrower or such Subsidiary operates.

         5.23 SUBSIDIARIES. As of the Closing Date and after giving affect to the Related Transactions, (i) Borrower has no Subsidiaries other than PracticeWorks Systems, CADI Acquisition Corporation, a Colorado corporation, Swenam Holdings, B.V., a Netherlands corporation, InfoCure Australia Pty. Limited, an Australian corporation, PracticeWorks Limited, a United Kingdom corporation, Scandic Dental Computer Systems AB, a Swedish corporation, Medical and Dental Business Solutions (Sweden) AB, a Swedish corporation, Devage Pty Limited, an Australian corporation, and InfoCure Orthodontics Pty. Limited, an Australian corporation, (ii) Swenam Holdings B.V., a Netherlands corporation, has no Subsidiaries other than PracticeWorks Limited, a United Kingdom corporation, Scandic Dental Computer Systems AB, a Swedish corporation, Medical and Dental Business Solutions (Sweden) AB, a Swedish corporation, (iii) InfoCure Australia Pty. Limited, an Australian corporation, has no Subsidiaries other than Devage Pty Limited, an Australian corporation, and InfoCure Orthodontics Pty. Limited, an Australian corporation, and (iv) neither PracticeWorks Systems nor CADI Acquisition Corporation, a Colorado corporation, has any Subsidiaries.

         5.24 YEAR 2000. Borrower and each Subsidiary of Borrower has made an assessment of the microchip and computer-based systems and the software used in its and its Subsidiaries' business and based upon such assessment believes that it is "Year 2000 Compliant". For purposes of this paragraph, "Year 2000 Compliant" means that all software, embedded microchips and other processing capabilities utilized by, and material to the business operations or financial condition of, Borrower or any of its Subsidiaries are able to interpret, store, transmit, receive and manipulate date on and involving all calendar dates correctly and without causing any abnormal ending scenarios in relation to dates in and after the year 2000.

         5.25     WARRANT.

                  (A) AUTHORITY. Borrower has full corporate power and authority to execute and deliver the Warrant and to perform all of its obligations thereunder, and the execution, delivery and performance thereof have been duly authorized by all necessary corporate action on its part. The Warrant has been duly executed on behalf of Borrower and constitutes the legal, valid and binding obligation of Borrower enforceable in accordance with its terms.

                  (B) NO LEGAL BAR. Neither the execution, delivery or performance of the Warrant will (a) conflict with or result in a violation of the articles or certificate of incorporation or by-laws of Borrower, (b) conflict with or result in a violation of any law, statute, regulation, order or decree applicable to Borrower or any Affiliate of Borrower, (c) require any consent or authorization or filing with, or other act by or in respect of, any Governmental Body, or (d) result in a breach of, constitute a default under or constitute an event creating rights of acceleration, termination or cancellation under any mortgage, lease, contract, franchise, instrument or other agreement to which Borrower is a party or by which it is bound.

                  (C) VALIDITY OF SHARES. When issued upon the exercise of the Warrant as contemplated therein, shares of common stock of Borrower will have been validly issued and will be fully paid and nonassessable. Borrower has reserved for issuance, free of preemptive rights, the number of shares of common stock issuable from time to time upon the exercise of the Warrant.


                                  ARTICLE VI

                             AFFIRMATIVE COVENANTS


         Until all of Borrower's Obligations are paid and performed in full and the Commitment shall have terminated, Borrower agrees that it shall, and shall cause its Subsidiaries to:

         6.1 LEGAL EXISTENCE; GOOD STANDING. Maintain its existence and its good standing in the jurisdiction of its formation and its qualification in each jurisdiction in which the failure so to qualify could have a Material Adverse Effect.

         6.2      INSPECTION. Permit representatives of Lender at any time to
(i) visit its offices, (ii) examine its books and records and accountants' reports relating thereto, (iii) make copies or extracts therefrom, (iv) discuss its affairs with its employees, (v) examine and inspect its Property and (vi) meet and discuss its affairs with its accountants, and such accountants, as a condition to their retention by Borrower, are hereby irrevocably authorized by Borrower to fully discuss and disclose all such affairs with Lender.

         6.3 FINANCIAL STATEMENTS AND OTHER INFORMATION. Maintain a system of accounting in accordance with GAAP and furnish to Lender:

                  6.3.1 MONTHLY STATEMENTS. As soon as available and in any event within thirty (30) days after the close of each month of each year:

                           (a) the consolidated balance sheet of Borrower and its Subsidiaries as of the end of such month, and

                           (b) the consolidated statements of operations of Borrower and its Subsidiaries and the consolidated statements of cash flows of Borrower and its Subsidiaries for such month and for the period from the beginning of the then current year to the end of such month, all in reasonable detail, containing such information as Lender reasonably may require, and certified by the Chief Financial Officer as complete and correct, subject to normal year-end adjustments.

                  6.3.2 QUARTERLY STATEMENTS; COMPLIANCE CERTIFICATE. As soon as available and in any event within forty-five (45) days after the close of each quarter of each year:

                           (a) the consolidated balance sheet of Borrower and its Subsidiaries and the consolidating balance sheet of Borrower and each Subsidiary of Borrower as of the end of such quarter, and

                           (b) the consolidated statements of operations of Borrower and its Subsidiaries, the consolidated statements of cash flows of Borrower and its Subsidiaries and the consolidating statements of operations and cash flows for Borrower and each Subsidiary of Borrower for such quarter and for the period from the beginning of the then current year to the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding year, and showing a comparison with the budget for such period, all in reasonable detail, containing such information as Lender reasonably may require, and certified by the Chief Financial Officer as complete and correct, subject to normal year-end adjustments. Each such financial statement shall be accompanied by a Compliance Certificate.

                  6.3.3 ANNUAL STATEMENTS. As soon as available and in any event within ninety (90) days after the close of each Fiscal Year:

                           (a) the audited consolidated balance sheet of Borrower and its Subsidiaries as of the end of such Fiscal Year, the audited consolidated statements of operations, cash flows and stockholders' equity of Borrower and its Subsidiaries (collectively, the "Basic Financial Statements"), the audited consolidating balance sheet of Borrower and each Subsidiary of Borrower as of the end of such Fiscal Year, the audited consolidating statements of operations, cash flows and stockholders' equity for Borrower and each Subsidiary of Borrower for such Fiscal Year, the audited statements of the consolidated and consolidating cash flows for Borrower and each Subsidiary of Borrower for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the preceding Fiscal Year,

                           (b) an opinion of Borrower's accountants which shall accompany the Basic Financial Statements, which opinion shall be unqualified as to going concern and scope of audit, stating that (i) the examination by the accountants in connection with such Basic Financial Statements has been made in accordance with generally accepted auditing standards,
                  (ii) such Basic Financial Statements have been prepared in conformity with GAAP and in a manner consistent with prior periods, and (iii) such Basic Financial Statements fairly present in all material respects the financial position and results of operations of Borrower and its Subsidiaries, and

                           (c) a letter from the accountants stating that the statements of cash flows were computed in accordance with the requirements of this Loan Agreement.

                  6.3.4    INTENTIONALLY OMITTED.

                  6.3.5 AUDIT REPORTS. Promptly upon receipt thereof, a copy of each report, other than the reports referred to in subsection 6.3.3, including any so-called "management letter" or similar report, submitted to Borrower or any Subsidiary of Borrower by the accountants in connection with any annual, interim or special audit made by the accountants of the books of Borrower or such Subsidiary.

                  6.3.6    NOTICE OF DEFAULTS; LOSS. Prompt written notice if:
         (i) any Indebtedness of Borrower or any Subsidiary of Borrower in excess of $100,000 is declared or shall become due and payable prior to its declared or stated maturity, or called and not paid when due,
         (ii) an event has occurred that enables the holder of any note, or other evidence of such Indebtedness, certificate or security evidencing any such Indebtedness to declare such Indebtedness due and payable prior to its stated maturity, (iii) there shall occur and be continuing an Incipient Default or Event of Default, accompanied by a statement setting forth what action Borrower proposes to take in respect thereof, or (iv) any event shall occur which has or could have a Material Adverse Effect, including the amount or the estimated amount of any loss or depreciation or adverse effect.

                  6.3.7 NOTICE OF SUITS, ADVERSE EVENTS. Prompt written notice of: (i) any citation, summons, subpoena, order to show cause or other order naming Borrower or any Subsidiary of Borrower a party to any proceeding before any Governmental Body which could have a Material Adverse Effect and include with such notice a copy of such citation, summons, subpoena, order to show cause or other order, (ii) any lapse or other termination of any license, permit, franchise, agreement or other authorization issued to Borrower or any Subsidiary of Borrower by any Governmental Body or any other Person that is material to the operation of the Business of Borrower or such Subsidiary, (iii) any refusal by any Governmental Body or any other Person to renew or extend any such license, permit, franchise, agreement or other authorization and (iv) any dispute between Borrower and any Governmental Body or any other Person, which lapse, termination, refusal or dispute referred to in clauses (ii) and (iii) above or in this clause (iv) could have a Material Adverse Effect.

                  6.3.8 REPORTS TO SHAREHOLDERS, CREDITORS AND GOVERNMENTAL BODIES.

                           (a) Promptly upon becoming available, copies of all financial statements, reports, notices and other statements sent or made available generally by Borrower to its shareholders or members, of all regular and periodic reports and all registration statements and prospectuses filed by Borrower with any securities exchange or with the Securities and Exchange Commission or any Governmental Body succeeding to any of its functions, and of all statements generally made available by Borrower or any Subsidiary of Borrower or others concerning material developments in the business of Borrower or such Subsidiary.

                           (b) Promptly upon becoming available, copies of any periodic or special reports filed by Borrower or any Subsidiary of Borrower with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of Borrower, or if copies thereof are requested by Lender, and copies of any material notices and other communications from any Governmental Body or Person which specifically relate to Borrower or any Subsidiary of Borrower.

                  6.3.9    ERISA NOTICES AND REQUESTS.

                           (a) With reasonable promptness, and in any event within thirty (30) days after occurrence of any of the following Borrower will give notice of and/or deliver to Lender copies of: (i) the establishment of any new material Employee Benefit Plan, Pension Plan or Multiemployer Plan;
                  (ii) the commencement of contributions to any Employee Benefit Plan, Pension Plan or Multiemployer Plan to which Borrower or any ERISA Affiliate of Borrower was not previously contributing or any increase in the benefits of any existing Employee Benefit Plan, Pension Plan or Multiemployer Plan; (iii) each funding waiver request filed with respect to any Employee Benefit Plan and all communications received or sent by Borrower or any ERISA Affiliate of Borrower with respect to such request; and (iv) the failure of Borrower or any ERISA Affiliate of Borrower to make a required installment or payment under
                  Section 302 of ERISA or Section 412 of the Code by the due date.

                           (b) Promptly and in any event within ten (10) days of becoming aware of the occurrence of or forthcoming occurrence of any (i) Termination Event or (ii) "prohibited transaction", as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder Borrower shall deliver to Lender a notice specifying the nature thereof, what action Borrower or their ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

                           (c) With reasonable promptness but in any event within ten (10) days after the occurrence of any of the following, Borrower shall deliver to Lender copies of: (i) any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code; (ii) all notices received by Borrower or any ERISA Affiliate of Borrower of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; (iii) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Borrower or any ERISA Affiliate of Borrower with the Internal Revenue Service with respect to each Pension Plan; and (iv) all notices received by Borrower or any ERISA Affiliate of Borrower from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA. Borrower promptly will notify Lender in writing in the event Borrower or any ERISA Affiliate of Borrower files or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of
                  Section 4041(c) of ERISA.

                  6.3.10   OTHER INFORMATION.

                           (a) Prompt notice of any change in the location of any Property of Borrower or any Subsidiary of Borrower which is material to or necessary for the continued operation of such Person's business, any change in the name of Borrower or any Subsidiary of Borrower, any sale or purchase of Property outside the regular course of business of Borrower or any Subsidiary of Borrower, and any change in the business or financial affairs of Borrower or any Subsidiary of Borrower, which change could have a Material Adverse Effect.

                           (b) Promptly upon request therefor, such other information and reports relating to the past, present or future financial condition, operations, plans and projections of Borrower and its Subsidiaries as Lender reasonably may request from time to time.

         6.4 REPORTS TO GOVERNMENTAL BODIES AND OTHER PERSONS. Timely file all material reports, applications, documents, instruments and information required to be filed pursuant to all rules, regulations or requests of any Governmental Body or other Person having jurisdiction over the operation of the business of Borrower and its Subsidiaries, including, but not limited to, such of the Loan Documents as are required to be filed with any such Governmental Body or other Person pursuant to applicable rules and regulations promulgated by such Governmental Body or other Person.

         6.5 MAINTENANCE OF LICENSES, FRANCHISES AND OTHER AGREEMENTS. Maintain in full force and effect at all times, and apply in a timely manner for renewal of, all Licenses, trademarks, trademark applications, trademark licenses, copyrights, copyright applications, copyright licenses, patents, patent applications, patent licenses, trade names, License Agreements and Operating Agreements necessary for the operation of business of Borrower or any Subsidiary of Borrower, the loss of any of which could have a Material Adverse Effect.

         6.6      INSURANCE.

                  6.6.1 MAINTENANCE OF INSURANCE. Maintain in full force and effect at all times such property, casualty, business interruption and other insurance required by Lender, all of which shall be written by insurers, contain terms and be in amounts and forms satisfactory to Lender, including public liability insurance, flood insurance required pursuant to this Loan Agreement, workmen's compensation, builders' risk, fire and extended coverage and flood insurance, with a standard mortgagee clause endorsed thereon in favor of Lender which shall provide, among other things, that the policies may not be canceled without thirty (30) days' prior notice to Lender. Deliver to Lender, from time to time as Lender may reasonably request, evidence of compliance with this subsection 6.6.1.

                  6.6.2 PROCEEDS. Borrower hereby directs all insurers under all policies of insurance to pay all proceeds payable thereunder directly to Lender and Borrower hereby authorizes Lender to collect all such proceeds subject to Borrower's rights as described below in this subsection 6.6.2 to receive certain proceeds. Borrower irrevocably appoints Lender (and all officers, employees or agents designated by Lender) as Borrower's true and lawful attorney and agent in fact for the purpose of and with power to make, settle and adjust claims under such policies of insurance, endorse the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, and to make all determinations and decisions with respect to such policies of insurance. Borrower acknowledges that such appointment as attorney and agent in fact is a power, coupled with an interest, and therefore is irrevocable. Borrower shall notify Lender promptly of any loss, damage, destruction or other casualty to the Collateral in excess of $20,000. If the proceeds of a casualty do not exceed $50,000 and no Event of Default exists such proceeds shall be paid to Borrower or Subsidiary of Borrower and applied to repair or replace the Property which is the subject of such casualty. If the proceeds of a casualty exceed $50,000 or an Event of Default exists, at the option of Lender, such proceeds shall be applied to the (i) payment of Borrower's Obligations in accordance with Section 8.4 or (ii) repair or replacement of the Collateral. In the event the proceeds are to be applied to the repair or replacement of Collateral, the Collateral shall be repaired or replaced so as to be of at least equal value and substantially the same character as prior to such loss, damage, destruction or other casualty.

         6.7 FUTURE LEASES. Deliver to Lender, concurrently with the execution by Borrower or any Subsidiary of Borrower, as lessee, of any Lease, an executed copy thereof and a Landlord's Consent to the assignment of such Lease pursuant to an Assignment of Leases.

         6.8 FUTURE ACQUISITIONS OF REAL ESTATE. Deliver to Lender concurrently with the (i) execution by Borrower or any Subsidiary of Borrower of any contract relating to the purchase by such Person of real estate, an executed copy of such contract and (ii) closing of the purchase of such real estate (A) a first mortgage or deed of trust in favor of Lender on such real estate, in form and substance satisfactory to Lender, (B) a lender's policy of title insurance, in such form and amount and containing such endorsements as shall be satisfactory to Lender (C) an ALTA/ACSM survey of such real estate and
(D) such other documents and assurances with respect to such real estate as Lender may require.

         6.9 ENVIRONMENTAL MATTERS. At all times comply with, and be responsible for, its obligations under all Environmental Laws applicable to the Real Estate, the Leasehold Property and any other Property owned by Borrower or any Subsidiary of Borrower or used by any such Person in the operation of its business. Borrower shall at its sole cost and expense (i) comply, and cause its Subsidiaries to comply, in all respects with (A) any notice of any violation or administrative or judicial complaint or order having been filed against any such Person, any portion of any Leasehold Property or any other Property owned by such Person or used by such Person in the operation of its business alleging violations of any law, ordinance and/or regulation requiring such Person to take any action in connection with the release, transportation and/or clean-up of any Hazardous Materials, and (B) any notice from any Governmental Body or any other Person alleging that such Person is or may be liable for costs associated with a response or clean-up of any Hazardous Materials or any damages resulting from such release or transportation, or (ii) diligently contest, and cause its Subsidiaries to diligently contest, in good faith by appropriate proceedings any demands set forth in such notices, provided (A) reserves in an amount satisfactory to Lender to pay the costs associated with complying with any such notice are established by such Person and (B) no Lien would or will attach to the Property which is the subject of any such notice as a result of any compliance by such Person which is delayed during any such contest. Promptly upon receipt of any notice described in the foregoing clause
(i), Borrower shall deliver a copy thereof to Lender.

         6.10 COMPLIANCE WITH LAWS. Comply with all foreign, federal, state and local laws, ordinances, requirements and regulations and all judgments, orders, injunctions and decrees applicable to Borrower or any Subsidiary of Borrower or their operations, the failure to comply with which could have a Material Adverse Effect.

         6.11 TAXES AND CLAIMS. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any Property belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien (other than a Permitted Lien) upon the Property of Borrower or any Subsidiary of Borrower, provided that so long as no Lien has attached to the Property of Borrower or any Subsidiary of Borrower as a result of any of the foregoing, neither Borrower nor any Subsidiary of Borrower shall be required by this Section 6.11 to pay any such amount if the same is being contested diligently and in good faith by appropriate proceedings and as to which the applicable Person has set aside reserves on its books satisfactory to Lender.

         6.12 MAINTENANCE OF PROPERTIES. Maintain all of its Properties necessary in the operation of its business in good working order and condition.

         6.13 GOVERNMENTAL APPROVALS. Upon the exercise by Lender of any power, right or privilege pursuant to the provisions of any of the Loan Documents requiring any consent, approval or authorization of any Governmental Body (including, without limitation, transfers of Licenses), promptly execute and cause the execution of all applications, certificates, instruments and other documents that Lender may be required to obtain for such consent, approval or authorization.

         6.14     INTENTIONALLY OMITTED.

         6.15 FURTHER ASSURANCES. Promptly upon request of Lender, take such additional actions as Lender may require from time to time in order to (i) carry out more effectively the purposes of this Loan Agreement and the other Loan Documents, (ii) subject to the Liens created by any of the Collateral Documents any of the Property, rights or interests covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby and (iv) better assure, convey, grant, assign, transfer, preserve, protect and confirm to Lender the rights granted or now or hereafter intended to be granted to Lender under any Loan Document or under any other document executed in connection therewith. Without limiting the generality of the foregoing and except as otherwise approved in writing by Lender, Borrower shall cause each of its Subsidiaries to guaranty Borrower's Obligations and to cause each such Subsidiary to grant to Lender a security interest in all of such Subsidiary's Property to secure such guaranty, and, in connection with Acquisitions, execute and deliver to Lender such other agreements, documents and instruments as reasonably requested by Lender prior to the consummation of any such Acquisition. Furthermore and except as otherwise approved in writing by Lender, Borrower shall pledge the stock or other equity interests of each of its Subsidiaries to Lender to secure Borrower's Obligations. Notwithstanding anything contained herein to the contrary, neither any Foreign Subsidiary of Borrower nor any Foreign Subsidiary of any Subsidiary of Borrower shall be required to execute and deliver, or join in the execution and delivery of, the Subsidiary Guaranty or grant a security interest in any of its Property to secure any such guaranty, and Borrower shall not be required to pledge in excess of sixty-six and two-thirds percent (66 2/3%) of the Subsidiary Equity Interests of any direct Foreign Subsidiary, in any such case to the extent such guarantee and/or granting of a security interest would result, in the opinion of Lender, in material and adverse tax consequences to Borrower or such Foreign Subsidiary under Section 956 of the Code.

         6.16 Landlord Consents. Use its best efforts to obtain and deliver to Lender, on or before the sixtieth (60) day after the Closing Date, a Landlord Consent from the lessor and sublessor, as applicable, under each Lease under which Borrower or such Subsidiary is a lessee or sublessee, except to the extent a Landlord Consent from such lessor or sublessor, as applicable, shall have been delivered previously to Lender.

         6.17     INTENTIONALLY OMITTED.

         6.18 LIEN WAIVERS. If Lender shall have approved any plans for improvements and/or build-outs in respect of any Real Estate and permitted Borrower to consummate such improvements and/or build-outs, Borrower shall provide to Lender, and shall continue to provide to Lender on an on going basis when and as requested by Lender, any lien waivers requested by Lender, including, without limitation, mechanics' lien waivers, in form and substance satisfactory to Lender, and a date down endorsement to the title policy in favor of Lender, as insured, covering such Real Estate.


                                  ARTICLE VII

                              NEGATIVE COVENANTS


         Until all of Borrower's Obligations are paid and performed in full and the Commitments shall have terminated, Borrower shall not, and shall not permit or cause any of its Subsidiaries to:

         7.1 BORROWING/INDEBTEDNESS. Create, incur, assume or suffer to exist any liability for Indebtedness for Borrowed Money, except:

                  (i)      the Borrower's Obligations;

                  (ii)     Permitted Senior Indebtedness;

                  (iii) Subordinated Indebtedness disclosed to, and approved by, Lender;

                  (iv) unsecured inter-company loans by Borrower to any of its wholly-owned domestic Subsidiaries, provided that the obligations of each obligor of such Indebtedness shall: (A) be evidenced by promissory notes which shall have been pledged to Lender as security for Borrower's Obligations, (B) if required by Lender, be subordinated in right of payment to Borrower's Obligations on terms and conditions acceptable to Lender and (C) have such other terms and provisions as Lender may reasonably require; and

                  (v) other unsecured Indebtedness in an aggregate amount not to exceed $500,000 at any one time outstanding (which shall include the Indebtedness described on EXHIBIT 7.1 hereto).

         7.2 LIENS. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except Permitted Liens.

         7.3 MERGERS AND ACQUISITIONS. Consolidate with or merge with or into any Person, or acquire directly or indirectly all or substantially all of the capital stock, equity interests or Property of any Person, except: (i) Acquisitions consented to by Lender in writing (in its sole and absolute discretion), the Contribution and the Internal Distribution, and (ii) any Subsidiary of Borrower may merge with or into any other wholly-owned domestic Subsidiary of Borrower, provided that (A) no Event of Default or Incipient Default would exist after giving effect to any such merger, (B) Lender shall have received at least forty-five (45) days' prior written notice of any such merger, (C) Borrower and its Subsidiaries shall have executed and delivered to Lender such instruments, agreements and documents as Lender shall require to preserve the validity and priority of the Security Interests in the Property transferred to the surviving Subsidiary in connection with any such merger and
(D) Lender shall have received such other instruments, agreements and documents in connection with any such merger as Lender shall require, including, without limitation, certified copies of the related plan of merger and certificates of merger.

         7.4 CONTINGENT LIABILITIES/OBLIGATIONS. Assume, guarantee, endorse, contingently agree to purchase, become liable in respect of any letter of credit, or otherwise become liable upon the obligation of any Person, except: (i) liabilities arising from the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, and (ii) the posting of bonds to secure performance to the extent necessary in connection with its business and similar transactions in the ordinary course of business.

         7.5 DISTRIBUTIONS/RESTRICTED JUNIOR PAYMENTS. Make any dividends, distributions or other shareholder expenditures with respect to its capital stock or other equity interests or apply any of its Property to the purchase, redemption or other retirement of, or set apart any sum for the payment of, or make any other distribution by reduction of capital or otherwise in respect of, any of such capital stock or equity interests, except any Subsidiary of Borrower may make dividends or other distributions to Borrower.

         7.6 CAPITAL EXPENDITURES. Make or incur any Capital Expenditures (other than Acquisitions consented to by Lender in writing, in its sole and absolute discretion) if the aggregate amount of Capital Expenditures of Borrower and its Subsidiaries for any period set forth below exceeds the amount set forth below opposite such period:

                  Period                                               Maximum Amount
                  ------                                               --------------

         Each Fiscal Quarter of Borrower                               $300,000
            occurring in 2001
         Each Fiscal Quarter of Borrower                               $390,000
            occurring in 2002
         Each Fiscal Quarter of Borrower                               $480,000
            Thereafter

         7.7 PAYMENTS OF INDEBTEDNESS FOR BORROWED MONEY. Make any voluntary or optional payment or prepayment of any Indebtedness for Borrowed Money or make any payment in respect of Subordinated Indebtedness, other than in respect of Borrower's Obligations.

         7.8 INVESTMENTS; LOANS. At any time purchase or otherwise acquire, hold or invest in the capital stock of, or any other interest in, any Person (including the creation of any Subsidiary), or make any loan or advance to, or enter into any arrangement for the purpose of providing funds or credit to, or make any other investment, whether by way of capital contribution or otherwise, in or with any Person, including, without limitation, any Affiliate, except:

                  (i) investments in direct obligations of, or instruments unconditionally guaranteed by, the United States of America or in certificates of deposit issued by a Qualified Depository;

                  (ii) investments in commercial or finance paper which, at the time of investment, is rated "A" or better by Moody's Investors Service, Inc., or Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc., respectively, or at the equivalent rate by any of their respective successors;

                  (iii) any interests in any money market account maintained, at the time of investment, with a Qualified Depository, the investments of which, at the time of investment, are restricted to the types specified in clause (i) above;

                  (iv) unsecured inter-company loans otherwise permitted under Section 7.1;

                  (v) current outstanding investments in Subsidiaries in existence on the Closing Date; and

                  (vi) Acquisitions consented to by Lender in writing (in its sole and absolute discretion), including establishment or creation of, and equity investments in, wholly-owned Subsidiaries consented to by Lender in writing in connection with any such Acquisitions.

All investments permitted pursuant to clauses (i), (ii) and (iii) of this
Section 7.8 shall have a maturity not exceeding one year.

         7.9 FUNDAMENTAL BUSINESS CHANGES. Materially change the nature of its business.

         7.10 FACILITY SITES. Change the locations of its chief executive office or other Property used in the operation of its business (except to the extent Borrower shall close any facilities at which such Property is located (other than the locations of its chief executive office) and only to the extent Borrower shall have complied with the provisions of this Section 7.10 in respect of the locations at which such Property is to be moved), unless (i) Lender shall have received at least thirty (30) days' prior written notice thereof, (ii) Borrower or the applicable Subsidiary shall have complied with all applicable laws, rules and regulations and shall have received all required consents and approvals from any Governmental Body, (iii) Lender shall have received satisfactory evidence that such change could not reasonably be expected to affect adversely the operations or business prospects of Borrower or the applicable Subsidiary and (iv) Borrower or the applicable Subsidiary shall have executed and delivered to Lender any documents, agreements and instruments Lender may reasonably require in order to maintain the validity and priority of the Security Interests, including, without limitation, UCC financing statements and amendments.

         7.11 SALE OR TRANSFER OF ASSETS. Sell, lease, assign, transfer or otherwise dispose of any Property (whether in one transaction or a series of transactions), or enter into any agreement to do any of the foregoing, except:

                  (i) the disposition of Property which is not material to or necessary for the continued operation of its business;

                  (ii) obsolete or unusable items of equipment which promptly are replaced with new items of equipment of like function and comparable value to the obsolete or unusable items of equipment when the same were new or not obsolete or unusable, provided such replacement items of equipment shall become subject to the Security Interests;

                  (iii) dispositions not otherwise permitted hereunder which are made for fair market value and the mandatory prepayment, if any, in the amount of the Net Proceeds of such disposition is made as provided in subsection 2.8.2(b); provided, that (i) at the time of any such disposition, no Event of Default shall exist or shall result from such disposition, (ii) not less than the greater of eighty-five percent (85%) of aggregate sales price from such disposition and the amount of the mandatory prepayment required pursuant to subsection 2.8.2(b) shall be paid in cash, (iii) the aggregate value of assets so sold by Borrower and its Subsidiaries, together, shall not exceed in any year $500,000 and (iv) any non-cash portion of the sales price shall be pledged to Lender as security for Borrower's Obligations; and

                  (iv)     as expressly permitted pursuant to Section 7.3.

         7.12 AMENDMENT OF DOCUMENTS. Amend or modify in a manner adverse to Lender or the Collateral (i) its articles of incorporation (including any certificates of designations, preferences and rights), bylaws or other corporate governance documents or organization instruments, except if required by law or (ii) any Related Transaction Agreements to the extent reasonably expected to have a Material Adverse Effect.

         7.13 ACQUISITION OF ADDITIONAL PROPERTIES. Acquire any additional Property except (i) such Property as is necessary to or useful in the operation of its business, provided such acquisitions shall be subject to the conditions and limitations set forth in this Loan Agreement, and (ii) acquisitions of Property as are permitted pursuant to Section 7.3 and Section 7.21.

         7.14 ISSUANCE OF CAPITAL STOCK OR OTHER SIMILAR INTERESTS. Issue or sell, permit to be issued or sold, or otherwise consent to the transfer of, any additional capital stock or equity interests or any interests convertible into or exercisable for any such capital stock or additional equity interests, except (i) the issuance of capital stock of Borrower, provided that (a) Borrower shall not be required or permitted to pay cash dividends, redeem such capital stock or make other distributions with respect thereto and, without limiting the foregoing, any preferred stock of Borrower so issued shall not contain, provide for or otherwise have any mandatory redemption or put rights during the term of this Loan Agreement or until Borrower's Obligations shall have been performed and paid in full and the Commitment shall have terminated, and (b) Borrower shall comply with the provisions of subsection 2.8.2(c), (ii) the convertible rights granted pursuant to promissory notes evidencing Subordinated Indebtedness or other Indebtedness for Borrowed Money otherwise permitted hereunder, (iii) Borrower may issue, sell or otherwise transfer, and InfoCure Australia Pty Limited, a company organized under the laws of Australia, may permit the issuance, sale or other transfer, of the equity interests of InfoCure Australia Pty Limited, provided that Borrower shall continue to own and control at all times (a) at least 51% of the issued and outstanding equity interests of InfoCure Australia Pty Limited and (b) such percentage of the voting securities of InfoCure Australia Pty Limited at least sufficient to enable Borrower to direct the direction of management and policies of such Person and (iv) in connection with the Contribution, the Distribution and Internal Distribution, in each instance, in accordance with the Distribution Transaction Documents.

         7.15 TRANSACTIONS WITH AFFILIATES. Sell, lease, assign, transfer or otherwise dispose of any Property to any Affiliate of Borrower, lease Property, render or receive services or purchase assets from any such Affiliate, or otherwise enter into any contractual relationship with any Affiliate, except:

                  (i)      as expressly permitted by this Loan Agreement; and

                  (ii) in the ordinary course of business and pursuant to the reasonable requirements of the business of Borrower or the applicable Subsidiary;

                  and, in the case of each of (i) and (ii) above, upon fair and reasonable terms no less favorable to Borrower or the applicable Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of such Person and which are disclosed in writing to Lender.

         7.16     COMPLIANCE WITH ERISA.

                  (i) Permit the occurrence of any Termination Event which would result in a liability to Borrower or any ERISA Affiliate of Borrower in excess of $250,000;

                  (ii) Permit the present value of all benefit liabilities under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities by more than $250,000;

                  (iii) Permit any accumulated funding deficiency in excess of $250,000 (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived;

                  (iv) Fail to make any contribution or payment to any Multiemployer Plan which Borrower or any ERISA Affiliate of Borrower may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto which results in or is likely to result in a liability in excess of $250,000;

                  (v) Engage, or permit Borrower or any ERISA Affiliate of Borrower to engage, in any "prohibited transaction" as such term is defined in Section 406 of ERISA or Section 4975 of the Code for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code in excess of $250,000 is imposed;

                  (vi) Permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to Borrower or any ERISA Affiliate of Borrower or increase the obligation of Borrower or any ERISA Affiliate of Borrower to a Multiemployer Plan which liability or increase, individually or together with all similar liabilities and increases, is material to Borrower or any ERISA Affiliate of Borrower; or

                  (vii) Fail, or permit any of its ERISA Affiliates to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with ERISA, the Code and all other applicable laws and regulations and interpretations thereof.

         7.17 MINIMUM NET WORTH. Permit Consolidated Net Worth as of the last day of any quarter set forth below to be less than the amount set forth below opposite such quarter:

             Quarter                                  Minimum Amount
             -------                                  --------------

         March 31, 2001                                  $41,760,000
         June 30, 2001                                   $34,720,000
         September 30, 2001                              $28,200,000
         December 31, 2001                               $22,360,000
         March 31, 2002                                  $18,100,000
         June 30, 2002                                   $30,480,000
         September 30, 2002                              $28,020,000
         December 31, 2002                               $27,000,000
         March 31, 2003                                  $27,600,000
         June 30, 2003                                   $29,700,000
           and Thereafter

         7.18 MAXIMUM LEVERAGE RATIO. Permit the Leverage Ratio, calculated as of the last day of any quarter, to exceed [2.50 to 1.00].

         7.19 MINIMUM TOTAL DEBT SERVICE COVERAGE RATIO. Permit the Total Debt Service Coverage Ratio as of the last day of any quarter to be less than [1.50 to 1.00].

         7.20 SUBSIDIARIES. Create or permit to exist any Subsidiary, except (i) Borrower and its Subsidiaries may permit the existence of the Subsidiaries in existence on the Closing Date (as described in Section 5.23) and (ii) Borrower may create and permit the existence of wholly-owned domestic Subsidiaries in connection with Acquisitions otherwise consented to by Lender in writing, which consent may be withheld or granted in Lender's sole and absolute discretion; provided, that each such Subsidiary described in the foregoing clauses (i) and (ii) shall have executed and delivered all agreements, documents and instruments required under Section 6.15.

         7.21 ACQUISITIONS. Consummate, or permit any of its Subsidiaries to consummate, any Acquisitions, or enter into any letter of intent or other binding agreement or contract in contemplation thereof.

         7.22 MINIMUM CURRENT RATIO. Permit the ratio of (i) consolidated current assets of Borrower and its Subsidiaries as of any date to (ii) consolidated current liabilities of Borrower and its Subsidiaries, less the amount of so-called "deferred revenues and customer deposits" of Borrower as of such date (but specifically including in such consolidated current liabilities the amount of so-called "deferred revenues for signed contracts" of Borrower and its Subsidiaries as of such date), in each case as accurately reflected on the financial statements of Borrower and its Subsidiaries, determined in accordance with GAAP as of such date, to be less than 1.00 to 1.00.

         7.23 MINIMUM LIQUIDITY. Permit the sum of (i) cash and Cash Equivalents of Borrower and its Subsidiaries as of the last day of any quarter set forth below, plus (ii) the lesser of (a) the aggregate amount of cash proceeds that shall be immediately available to

Borrower in accordance with and under the Common Stock Purchase Agreement (subject to no conditions or consent or approval rights of any Person thereunder that shall not have been actually satisfied as of such date) in the event, or as if, Borrower shall have previously delivered a "Seller Notice" (as defined in the Common Stock Purchase Agreement) and such last day shall be the respective "Closing Date" (as defined in the Common Stock Purchase Agreement) (net of costs and expenses of Borrower paid, to be paid or otherwise incurred in connection therewith) and (b) $2,500,000, to the be less than the amount set forth below opposite such date:


             Date                                   Minimum Amount
             ----                                   --------------

         March 31, 2001                              $ 9,000,000
         June 30, 2001                               $ 6,520,000
         September 30, 2001                          $ 5,380,000
         December 31, 2001                           $ 4,057,000
         March 31, 2002                              $ 3,960,000
         June 30, 2002                               $ 4,580,000
         September 30, 2002                          $ 6,080,000
         December 31, 2002                           $ 8,700,000
         March 31, 2003                              $12,250,000
         June 30, 2003                               $16,840,000
            and Thereafter


                                 ARTICLE VIII

                             DEFAULT AND REMEDIES


                  8.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under the Loan Documents:

                           8.1.1 DEFAULT IN PAYMENT. If Borrower shall fail to pay all or any portion of Borrower's Obligations when the same become due and payable.

                           8.1.2    BREACH OF COVENANTS.

                                    (a)      If Borrower shall fail to observe
                  or perform any covenant or agreement made by or on behalf of such Person contained in Section 6.1, 6.2, 6.3, 6.5, 6.6, 6.9, 6.11, 6.15 or 6.16 or in Article VII;

                                    (b)      If Borrower or any Subsidiary of
                  Borrower shall fail to observe or perform any covenant or agreement (other than those referred to in subparagraph (a) above or specifically addressed elsewhere in this Section 8.1) made by such Person in any of the Loan Documents to which such Person is a party, and such failure shall continue for a period of thirty
                  (30) days after written notice of such failure is given by Lender.

                  8.1.3 BREACH OF WARRANTY. If any representation or warranty made by or on behalf of Borrower or any Subsidiary of Borrower in or pursuant to any of the Loan Documents or in any instrument or document furnished in compliance with the Loan Documents (including, without limitation, any Compliance Certificate) shall prove to be false or misleading in any material respect on the date made.

                  8.1.4 DEFAULT UNDER OTHER INDEBTEDNESS FOR BORROWED MONEY. If (i) Borrower or any Subsidiary of Borrower at any time shall be in default (as principal or guarantor or other surety) in the payment of any principal of or premium or interest on any Indebtedness for Borrowed Money (other than Borrower's Obligations) beyond the grace period, if any, applicable thereto and the aggregate amount of such payments then in default beyond such grace period shall exceed $500,000 or (ii) any default shall occur in respect of any issue of Indebtedness for Borrowed Money of Borrower or any Subsidiary of Borrower (other than Borrower's Obligations) outstanding in a principal amount of at least $500,000, or in respect of any agreement or instrument relating to any such issue of Indebtedness for Borrowed Money, and such default shall continue beyond the grace period, if any, applicable thereto.

                  8.1.5    BANKRUPTCY.

                           (a) If Borrower or any Subsidiary of Borrower shall (i) generally not be paying its debts as they become due, (ii) file, or consent, by answer or otherwise, to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or insolvency under the laws of any jurisdiction, (iii) make an assignment for the benefit of creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for Borrower or such Subsidiary, or for any substantial part of the Property of Borrower or such Subsidiary or (v) be adjudicated insolvent.

                           (b) If any Governmental Body of competent jurisdiction shall enter an order appointing, without consent of Borrower or such Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to Borrower or any Subsidiary of Borrower, or with respect to any substantial part of the Property belonging to any such Person, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Borrower or any Subsidiary of Borrower or if any petition for any such relief shall be filed against Borrower and such petition shall not be dismissed or stayed within sixty (60) days.

                  8.1.6 JUDGMENTS. If the aggregate amount of all judgments or awards against Borrower and its Subsidiaries exceeds $500,000 at any one time outstanding, excluding judgments or awards (i) for which there is full insurance and with respect to which the insurer has assumed responsibility in writing, (ii) for which there is full indemnification (upon terms and by credit worthy indemnitors which are satisfactory to Lender) or (iii) which have not been discharged in full or stayed pending appeal.

                  8.1.7 IMPAIRMENT OF LICENSES; OTHER AGREEMENTS. If (i) any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any License of Borrower or any Subsidiary of Borrower, the non-continuation of which could have a Material Adverse Effect, or (B) enter a final order or decision to suspend, revoke, terminate or adversely modify any such License or (ii) there shall exist any violation or default in the performance of, or a material failure to comply with any agreement, or condition or term of any License or License Agreement, which violation, default or failure could have a Material Adverse Effect, or any such License or License Agreement shall cease to be in full force and effect, or (iii) any Operating Agreement or License Agreement shall expire or be revoked or terminated and not replaced by a substitute acceptable to Lender within thirty (30) days after the date of such expiration, revocation or termination, and such expiration, revocation or termination and non-replacement could have a Material Adverse Effect.

                  8.1.8 COLLATERAL. If any material portion of the Collateral shall be seized or taken by a Governmental Body or Person, or Borrower and its Subsidiaries shall fail to maintain or cause to be maintained the Security Interests and priority of the Loan Documents as against any Person, or the title and rights of Borrower or any Subsidiary of Borrower to any material portion of the Collateral shall have become the subject matter of litigation which reasonably could be expected to result in impairment or loss of the security provided by the Loan Documents.

                  8.1.9 PLANS. If an event or condition specified in subsection 6.3.9 hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, Borrower or any ERISA Affiliates of Borrower shall incur, or in the opinion of Lender be reasonably likely to incur, a liability to a Plan or Multiemployer Plan or the PBGC (or any of them) which, in the reasonable judgment of Lender, could have a Material Adverse Effect.

                  8.1.10 CHANGE IN CONTROL. If at any time (i) Borrower ceases to own and control all of the issued and outstanding Subsidiary Equity Interests, or (ii) any Person or any Persons acting together which would constitute a "group" (a "Group") for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision thereto, other than a Group whose nominees constitute a majority of the board of directors of Borrower as of the Closing Date and after giving effect to the Related Transactions to be consummated on or before the Closing Date, together with any Affiliates or "Related Persons" (as defined in Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act or any successor provision thereto) thereof, shall beneficially own 50% or more of the aggregate voting power of all classes of capital stock of Borrower entitled to vote generally in the election of directors of Borrower; or (iii) any Person or Group, other than any Person or Group whose nominees constituted a majority of the board of directors of Borrower as of the Closing Date, together with any Affiliates or Related Persons thereof, shall succeed in having sufficient of its or their nominees elected to the board of directors of Borrower, such that such nominees, when added to any existing director remaining on the board of directors of Borrower after such election who is an Affiliate or a Related Person of such Group, shall constitute a majority of the board of directors of Borrower; or (iv) Lender shall cease at any time to have a first Lien on all of the issued and outstanding Subsidiary Equity Interests (subject to the last sentence of Section 6.15).

                  8.1.11 CHANGE IN MANAGEMENT. If for any reason each of Richard E. Perlman or James K. Price shall have ceased to (i) hold the office or offices maintained by such Persons as of the Closing Date, or (ii) otherwise perform the corporate and day to day management functions performed by such Persons as of the Closing Date, and Borrower shall have failed to engage or otherwise hire an Approved Replacement for at least one of them. Thereafter, at least one Approved Replacement must continue to hold the office or offices maintained by such Person as of the date of hire or engagement or otherwise perform the corporate and day to day management functions performed by such Person as of such date (and Borrower acknowledges that the cessation thereof shall constitute an Event of Default hereunder, unless replaced by another Approved Replacement, and, in such case, the terms hereof shall apply to such Person).

                  8.1.12 INVALIDITY OF SUBORDINATION AGREEMENTS AND TERMS. The subordination provisions of any agreement, document or instrument governing any Subordinated Indebtedness shall, for any reason at any time, be revoked or invalidated, or otherwise cease to be in full force and effect, or Borrower or any Subsidiary of Borrower shall contest in any manner the validity or enforceability thereof, or Borrower's Obligations shall for any reason not have the priority contemplated by this Loan Agreement or such subordination provisions.

                  8.1.13 TRANSITION SERVICES AGREEMENT. The Transition Services Agreement or any of the material terms, provisions, agreements or covenants set forth in the Transition Services Agreement shall, for any reason at any time, be revoked or invalidated, or otherwise cease to be in full force and effect, or Borrower, any Subsidiary of Borrower or InfoCure Corporation shall contest in any manner the validity or enforceability thereof, or their obligations or liabilities thereunder.

                  8.1.14 CERTAIN QUALIFICATIONS. If for any reason at any time (i) the Contribution, the ISI Merger and/or the Distribution shall cease or fail to qualify as tax-free "reorganizations" under
         Section 368(a)(1)(D) of the Code or to otherwise qualify for non-recognition treatment under the Code; or (ii) the Distribution shall cease or fail to qualify as a tax-free transaction described in
         Section 355 of the Code.

                  8.1.15 COMMON STOCK PURCHASE DOCUMENTS. (i) The Common Stock Purchase Agreement or any of the material terms, provisions, agreements or covenants set forth in the Common Stock Purchase Agreement shall, for any reason at any time, be revoked or invalidated, or otherwise cease to be in full force and effect, or Borrower, any Subsidiary of Borrower or any other Person party thereto shall contest in any manner the validity or enforceability thereof, or their obligations and liabilities thereunder, or (ii) Borrower shall be obligated to pay any penalty or fees of the type described in
         Section 1.1(c), (d) and/or (e) of the "Registration Rights Agreement" described in the definition of "Common Stock Purchase Documents" herein contained.

         8.2 ACCELERATION OF BORROWER'S OBLIGATIONS. Upon the occurrence of:

                  (a)      any Event of Default described in clauses (ii),
         (iii), (iv) or (v) of subsection 8.1.5(a) or in subsection 8.1.5(b), all Commitments shall terminate automatically and all of Borrower's Obligations at that time outstanding automatically shall mature and become due and payable, and

                  (b) any other Event of Default, Lender, at any time (unless such Event of Default shall have been waived in writing or remedied), at its option, without further notice or demand may terminate the Commitments and/or declare all of Borrower's Obligations due and payable, whereupon Borrower's Obligations immediately shall mature and become due and payable, all without presentment, demand, protest or notice (other than the declaration referred to in clause (b) above), all of which hereby are waived.

         8.3 REMEDIES ON DEFAULT. If an Event of Default shall have occurred, Lender, at its option, may:

                  8.3.1 ENFORCEMENT OF SECURITY INTERESTS. Enforce or cause to be enforced any of the rights or remedies accorded to Lender under the Loan Documents.

                  8.3.2 OTHER REMEDIES. Enforce or cause to be enforced any of the rights or remedies accorded to Lender at equity or law, by virtue of statute or otherwise.

         8.4 APPLICATION OF FUNDS. Any funds received by Lender pursuant to the exercise of any rights accorded to Lender pursuant to, or by the operation of any of the terms of, any of the Loan Documents, including, without limitation, insurance proceeds, condemnation proceeds or proceeds from the sale of Collateral, shall be applied to Borrower's Obligations in the following order of priority:

                  8.4.1 EXPENSES. First, to the payment of all fees and expenses actually incurred, including, without limitation, court costs, fees of appraisers, title charges, costs of maintaining and preserving the Collateral, costs of sale, and all other costs incurred by Lender, in exercising any rights accorded to Lender pursuant to the Loan Documents or by applicable law, including, without limitation, reasonable attorney's fees.

                  8.4.2 BORROWER'S OBLIGATIONS. Next, to the payment of Borrower's Obligations in such manner as Lender shall determine.

                  8.4.3 SURPLUS. Any surplus, to the Person or Persons entitled thereto.

         8.5 PERFORMANCE OF BORROWER'S OBLIGATIONS. If Borrower or any Subsidiary of Borrower fails to (i) maintain in force and pay for any insurance policy or bond which such Person is required to provide pursuant to any of the Loan Documents, (ii) keep the Collateral free from all Liens except for Permitted Liens, (iii) pay when due all taxes, levies and assessments on or in respect of the Collateral, except as otherwise permitted pursuant to the terms hereof, (iv) make all payments and perform all acts on the part of such Person to be paid or performed in the manner required by the terms hereof and by the terms of the other Loan Documents with respect to any of the Collateral, including, without limitation, all expenses of protecting, storing, warehousing, insuring, handling and maintaining the Collateral, (v) keep fully and perform promptly any other of the obligations of such Person hereunder or under any of the other Loan Documents, and (vi) keep fully and perform promptly the obligations of Borrower with respect to any issue of Indebtedness for Borrowed Money secured by a Permitted Prior Lien, then Lender may (but shall not be required to) procure and pay for such insurance policy or bond, place such Collateral in good repair and operating condition, pay, contest or settle such Liens or taxes or any judgments based thereon or otherwise make good any other aforesaid failure of such Person. Borrower shall reimburse Lender immediately upon demand for all reasonable sums paid or advanced on behalf of Borrower or any Subsidiary of Borrower for any such purpose, together with reasonable and/or necessary costs and expenses (including reasonable attorneys' fees) paid or incurred by Lender in connection therewith and interest on all sums advanced from the date of advancement until repaid to Lender at the Default Rate applicable thereto. All such sums advanced by Lender, with interest thereon, immediately upon advancement thereof, shall be deemed to be part of Borrower's Obligations and secured by the Security Interests.


                                  ARTICLE IX

                                    CLOSING


         The Closing Date shall be such date as the parties shall determine, and the Closing shall take place on such date, provided all conditions for the Closing as set forth in this Loan Agreement have been satisfied or otherwise waived by Lender. The Closing shall take place at the office of Katten Muchin Zavis or such other place as the parties hereto shall agree. Unless the Closing occurs on or before February __, 2001, this Loan Agreement shall terminate and be of no further force or effect and, except for any obligations of Borrower to Lender pursuant to Article X, none of the parties hereto shall have any further obligation to any other party.


                                   ARTICLE X

                            EXPENSES AND INDEMNITY


         10.1 ATTORNEYS' FEES AND OTHER FEES AND EXPENSES. Whether or not any of the transactions contemplated by this Loan Agreement shall be consummated, subject to the limitations set forth in subsection 10.1.1, Borrower agrees to pay to Lender on demand all expenses incurred by Lender in connection with the transactions contemplated hereby and in connection with any amendments, modifications or waivers (whether or not the same become effective) under or in respect of any of the Loan Documents, including, without limitation:

                  10.1.1 FEES AND EXPENSES FOR PREPARATION OF LOAN DOCUMENTS. All expenses, disbursements (including, without limitation, charges for required mortgagee's title insurance, lien searches, reproduction of documents, long distance telephone calls and overnight express carriers) and reasonable attorneys' fees, actually incurred by Lender in connection with the (i) preparation and negotiation of the Loan Documents or any amendments, modifications or waivers thereto or any documents delivered pursuant thereto and (ii) administration of the Term Loan.

                  10.1.2 FEES AND EXPENSES IN ENFORCEMENT OF RIGHTS OR DEFENSE OF LOAN DOCUMENTS. Any expenses or other costs, including reasonable attorneys' fees and expert witness fees, actually incurred by Lender in connection with the enforcement or collection against Borrower or any Subsidiary of Borrower of any provision of any of the Loan Documents, and in connection with or arising out of any litigation, investigation or proceeding instituted by any Governmental Body or any other Person with respect to any of the Loan Documents, whether or not suit is instituted, including, but not limited to, such costs or expenses arising from the enforcement or collection against Borrower or any Subsidiary of Borrower of any provision of any of the Loan Documents in workout or restructuring, any state or federal bankruptcy or reorganization proceeding.

         10.2 INDEMNITY. Borrower agrees to indemnify and save Lender harmless of and from the following:

                  10.2.1 BROKERAGE FEES. The fees, if any, of brokers and finders engaged by Borrower.

                  10.2.2 GENERAL. Any loss, cost, liability, damage or expense (including reasonable attorneys' fees and expenses) incurred by Lender in investigating, preparing for, defending against, providing evidence, producing documents or taking other action in respect of any commenced or threatened litigation, administrative proceeding, suit instituted by any Person or investigation under any law, including any federal securities law, the Bankruptcy Code, any relevant state corporate statute or any other securities law, bankruptcy law or law affecting creditors generally of any jurisdiction, or any regulation pertaining to any of the foregoing, or at common law or otherwise, relating, directly or indirectly, to the transactions contemplated by or referred to in, or any other matter related to, the Loan Documents.

                  10.2.3 OPERATION OF COLLATERAL; JOINT VENTURERS. Any loss, cost, liability, damage or expense (including reasonable attorneys' fees and expenses) incurred in connection with the ownership, operation or maintenance of the Collateral, the construction of Lender and Borrower or any Subsidiary of Borrower as having the relationship of joint venturers or partners or the determination that Lender has acted as agent for Borrower or any Subsidiary of Borrower.

                  10.2.4 ENVIRONMENTAL INDEMNITY. Any and all claims, losses, damages, response costs, clean-up costs and expenses suffered and/or incurred at any time by Lender arising out of or in any way relating to the existence at any time of any Hazardous Materials in, on, under, at, transported to or from, or used in the construction and/or renovation of, any of the Real Estate or Leasehold Property, or otherwise with respect to any Environmental Law, and/or the failure of Borrower or any Subsidiary of Borrower to perform its obligations and covenants hereunder with respect to environmental matters, including, but not limited to: (i) claims of any Persons for damages, penalties, response costs, clean-up costs, injunctive or other relief, (ii) costs of removal and restoration, including fees of attorneys and experts, and costs of reporting the existence of Hazardous Materials to any Governmental Body, and (iii) any expenses or obligations, including attorneys' fees and expert witness fees, incurred at, before and after any trial or other proceeding before any Governmental Body or appeal therefrom whether or not taxable as costs, including, without limitation, witness fees, deposition costs, copying and telephone charges and other expenses, all of which shall be paid by Borrower to Lender.

                  10.2.5 DISTRIBUTION TRANSACTIONS. Any and all claims, losses, damages and expenses suffered and/or incurred at any time by Lender arising out of or in any way relating to the Distribution Transaction Documents and the transactions contemplated thereby, including, without limitation, from any failure of the Distribution to be consummated or otherwise of full force and effect or of the Contribution, the Internal ISI Merger and/or the Distribution to qualify as a tax-free reorganization under Section 368(a)(1)(D) of the Code or to otherwise qualify for non-recognition treatment under the Code and/or the Distribution to qualify as a tax-free transaction described in Section 355 of the Code.

                                  ARTICLE XI

                              TAXES AND ILLEGALITY


         11.1 TAXES. (A) ANY AND ALL PAYMENTS BY BORROWER TO LENDER UNDER THIS LOAN AGREEMENT SHALL BE MADE FREE AND CLEAR OF, AND WITHOUT DEDUCTION OR WITHHOLDING FOR, ANY AND ALL PRESENT OR FUTURE TAXES, LEVIES, IMPOSTS, DEDUCTIONS, CHARGES OR WITHHOLDINGS, AND ALL LIABILITIES WITH RESPECT THERETO, EXCLUDING, IN THE CASE OF LENDER, SUCH TAXES (INCLUDING INCOME TAXES OR FRANCHISE TAXES) AS ARE IMPOSED ON OR MEASURED BY LENDER'S NET INCOME BY THE JURISDICTION UNDER THE LAWS OF WHICH SUCH LENDER, AS THE CASE MAY BE, IS ORGANIZED OR MAINTAINS A LENDING OFFICE OR ANY POLITICAL SUBDIVISION THEREOF (ALL SUCH NON-EXCLUDED TAXES, LEVIES, IMPOSTS, DEDUCTIONS, CHARGES, WITHHOLDINGS AND LIABILITIES BEING HEREINAFTER REFERRED TO AS "TAXES").

         (b) In addition, Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Loan Agreement or any other Loan Documents (hereinafter referred to as "Other Taxes").

         (c) Borrower shall indemnify and hold harmless Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 11.1) paid by Lender and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days from the date Lender makes written demand therefor.

         (d) If Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to Lender, then:

                  (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 10.1) Lender receives an amount equal to the sum it would have received had no such deductions been made;

                  (ii)     Borrower shall make such deductions; and

                  (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (e) Within thirty (30) days after the date of any payment by Borrower of Taxes or Other Taxes, Borrower shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to Lender.

         (f) If Borrower is required to pay additional amounts to Lender pursuant to subsection 11.1(d), then Lender shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by Borrower which may thereafter accrue if such change in the judgment of Lender is not otherwise disadvantageous to Lender.

         11.2     INTENTIONALLY OMITTED.

         11.3 INCREASED COSTS AND REDUCTION OF RETURN. If Lender shall have determined that:

                  (a)      the introduction of any Capital Adequacy Regulation;

                  (b)      any change in any Capital Adequacy Regulation;

                  (c) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Body charged with the interpretation or administration thereof; or

                  (d) compliance by Lender (or its lending office) or any corporation controlling Lender, with any Capital Adequacy Regulation;

affects the amount of capital required or expected to be maintained by Lender or any corporation controlling Lender and (taking into consideration Lender's or such corporation's policies with respect to capital adequacy and Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment(s), loans, credits or obligations under this Loan Agreement, then, within thirty (30) days of demand of Lender, Borrower shall upon demand pay to Lender, from time to time as specified by Lender, additional amounts sufficient to compensate Lender for such increase.

         11.4 FUNDING LOSSES. Borrower agrees to reimburse Lender and to hold Lender harmless from any loss or expense which Lender may sustain or incur as a consequence of:

                  (a)      the failure of Borrower to borrow the Term Loan; or

                  (b) the failure of Borrower to make any prepayment after Borrower has given a notice in accordance with Section 2.8.1.

         11.5 CERTIFICATES OF LENDER. If Lender claims reimbursement or compensation pursuant to this Article XI, Lender shall deliver to Borrower a certificate setting forth in reasonable detail the amount payable to Lender hereunder and such certificate shall be conclusive and binding on Borrower in the absence of manifest error.

         11.6     SURVIVAL. The agreements and obligations of Borrower in this
Article XI shall survive the payment of all other Borrower's Obligations.

                                  ARTICLE XII

                                 MISCELLANEOUS


         12.1 NOTICES. All notices and communications under this Loan Agreement shall be in writing and shall be (i) delivered in person, (ii) sent by telecopy, or (iii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or by overnight express carrier, addressed in each case as follows:

To Borrower:                        c/o PracticeWorks, Inc.
                                    1765 The Exchange
                                    Suite 400
                                    Atlanta, Georgia  30339
                                    Attention:    Richard Perlman
                                    Telecopy No.: (770) 857-1300

Copy to:                            Morris, Manning & Martin, L.L.P.
                                    1600 Atlanta Financial Center
                                    3343 Peachtree Road, N.E.
                                    Atlanta, Georgia  30326-1044
                                    Attention:    Richard L. Haury, Jr., Esq.
                                    Telecopy No.: (404) 365-9532

To FINOVA:                          FINOVA Capital Corporation
                                    311 South Wacker Drive
                                    Suite 4400
                                    Chicago, Illinois  60606
                                    Attention:    Portfolio Manager
                                    Telecopy No.: (312) 322-3527

Copy to:                            FINOVA Capital Corporation
                                    1850 N. Central Avenue
                                    Phoenix, Arizona  85077
                                    Attention:    Vice President, Law
                                    Telecopy No.: (602) 207-5036

Copy to:                            Katten Muchin  Zavis
                                    525 West Monroe Street, Suite 1600
                                    Chicago, Illinois  60661
                                    Attention:    Michael A. Jacobson, Esq.
                                    Telecopy No.: (312) 902-1061
or to any other address or telecopy number, as to any of the parties hereto, as such party shall designate in a written notice to the other parties hereto. All notices sent pursuant to the terms of this Section 12.1 shall be deemed received (i) if personally delivered, then on the Business Day of delivery,
(ii) if sent by telecopy before 2:00 p.m. Phoenix time, on the day sent if a Business Day or if such day is not a Business Day or if sent after 2:00 p.m. Phoenix time, then on the next Business Day, (iii) if sent by overnight, express carrier, on the next Business Day immediately following the day sent, or (iv) if sent by registered or certified mail, on the earlier of the fifth
(5th) Business Day following the day sent or when actually received. Any notice by telecopy shall be followed by delivery on the next Business Day by overnight, express carrier or by hand.

         12.2 SURVIVAL OF LOAN AGREEMENT; INDEMNITIES. All covenants, agreements, representations and warranties made in this Loan Agreement and in the certificates delivered pursuant hereto shall survive the making by Lender of the Term Loan and the execution and delivery to Lender of the Term Note and of all other Loan Documents, and shall continue in full force and effect so long as any of Borrower's Obligations remain outstanding, unperformed or unpaid and the Commitments have not been terminated. Notwithstanding the repayment of all amounts due under the Loan Documents, the cancellation of the Term Note and the release and/or cancellation of any and all of the Loan Documents or the foreclosure of any Liens on the Collateral or the termination of the Commitments, the obligations of Borrower to indemnify Lender with respect to the expenses, damages, losses, costs and liabilities described in Section 10.2 shall survive until all applicable statute of limitations periods with respect to actions which may be brought against Lender have run.

         12.3 FURTHER ASSURANCE. From time to time, Borrower shall execute and deliver to Lender such additional documents as Lender reasonably may require to carry out the purposes of the Loan Documents and to protect rights of Lender thereunder, including, without limitation, using its best efforts in the event any Collateral is to be sold to secure the approval by any Governmental Body of any application required by such Governmental Body in connection with such sale, and not take any action inconsistent with such sale or the purposes of the Loan Documents.

         12.4 TAXES AND FEES. Should any tax (other than taxes based upon the net income of any Lender), recording or filing fees become payable in respect of any of the Loan Documents, or any amendment, modification or supplement thereof, Borrower agrees to pay the same on demand, together with any interest or penalties thereon attributable to any delay by Borrower in meeting any Lender demand, and agrees to hold Lender harmless with respect thereto.

         12.5 SEVERABILITY. In the event that any provision of this Loan Agreement is deemed to be invalid by reason of the operation of any law, or by reason of the interpretation placed thereon by any court or Governmental Body, as applicable, this Loan Agreement shall be construed as not containing such provision and the invalidity of such provision shall not affect the validity of any other provisions hereof, and any and all other provisions hereof which otherwise are lawful and valid shall remain in full force and effect.

         12.6 WAIVER. No delay on the part of Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege hereunder shall preclude other or further exercise thereof, or be deemed to establish a custom or course of dealing or performance between the parties hereto, or preclude the exercise of any other right, power or privilege.

         12.7 MODIFICATION OF LOAN DOCUMENTS. No modification or waiver of any provision of any of the Loan Documents shall be effective unless the same shall be in writing and signed by Borrower and Lender, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

         12.8 CAPTIONS. The headings in this Loan Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

         12.9 SUCCESSORS AND ASSIGNS. This Loan Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

         12.10 REMEDIES CUMULATIVE. All rights and remedies of the parties hereto, any other Loan Documents or otherwise, shall be cumulative and non-exclusive, and may be exercised singularly or concurrently. Lender shall not be required to prosecute collection, enforcement or other remedies against Borrower before proceeding against any Subsidiary of Borrower or to enforce or resort to any security, liens, collateral or other rights of Lender. One or more successive actions may be brought against Borrower and/or any Subsidiary of Borrower, either in the same action or in separate actions, as often as Lender deems advisable, until all of Borrower's Obligations are paid and performed in full and the Commitments shall have terminated.

         12.11 ENTIRE AGREEMENT; CONFLICT. This Loan Agreement and the other Loan Documents executed prior or pursuant hereto constitute the entire agreement among the parties hereto with respect to the transactions contemplated hereby or thereby and supersede any prior agreements, whether written or oral, relating to the subject matter hereof. In the event of a conflict between the terms and conditions set forth herein and the terms and conditions set forth in any other Loan Document, the terms and conditions set forth herein shall govern.

         12.12 APPLICABLE LAW. THE LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS AND DECISIONS OF THE STATE OF ARIZONA.

         12.13 JURISDICTION AND VENUE. BORROWER HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY BORROWER AND ARISING DIRECTLY OR INDIRECTLY OUT OF THE LOAN DOCUMENTS SHALL BE

LITIGATED IN THE SUPERIOR COURT OF MARICOPA COUNTY, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA OR, IF LENDER INITIATES SUCH ACTION, IN ADDITION TO THE FOREGOING COURTS, ANY COURT IN WHICH LENDER SHALL INITIATE SUCH ACTION, TO THE EXTENT SUCH COURT HAS JURISDICTION. BORROWER HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER IN ANY OF SUCH COURTS IN THE STATE OF ARIZONA. BORROWER WAIVES ANY CLAIM THAT MARICOPA COUNTY, ARIZONA OR THE DISTRICT OF ARIZONA IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. THE EXCLUSIVE CHOICE OF FORUM FOR BORROWER SET FORTH IN THIS SECTION 12.13 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY OR LENDER OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM TO THE EXTENT SUCH FORUM HAS JURISDICTION OR THE TAKING BY LENDER OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER JURISDICTION PERMITTED BY LAW, AND BORROWER HEREBY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

         12.14 WAIVER OF RIGHT TO JURY TRIAL. LENDER AND BORROWER ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER ANY OF THE LOAN DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED THEREBY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND, THEREFORE, THE PARTIES AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

         12.15 TIME OF ESSENCE. TIME IS OF THE ESSENCE FOR THE PERFORMANCE BY BORROWER OF THE OBLIGATIONS SET FORTH IN THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         12.16 ESTOPPEL CERTIFICATE. Within fifteen (15) days after Lender requests Borrower to do so, Borrower will execute and deliver to Lender a statement certifying (i) that this Loan Agreement is in full force and effect and has not been modified except as described in such statement, (ii) the date to which interest and principal on the Term Note have been paid, (iii) the Principal Balance, (iv) whether or not to its knowledge an Incipient Default or Event of Default has occurred and is continuing, and, if so, specifying in reasonable detail each such Incipient Default or Event of Default of which they have knowledge, (v) whether to its knowledge Borrower has any defense, setoff or counterclaim to the payment of the Term Note in accordance with its terms, and, if so, specifying each defense, setoff or counterclaim of which they have knowledge in reasonable detail (including where applicable the amount thereof), and (vi) as to any other matter reasonably requested by Lender.

         12.17 CONSEQUENTIAL DAMAGES. Neither Lender nor any agent or attorney of Lender shall be liable to Borrower or any Subsidiary of Borrower for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Borrower's Obligations.

         12.18 COUNTERPARTS. This Loan Agreement may be executed by the parties hereto in several counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

         12.19 NO FIDUCIARY RELATIONSHIP. No provision in this Loan Agreement or in any other Loan Document, and no course of dealing among the parties hereto, shall be deemed to create any fiduciary duty by Lender to Borrower or its Subsidiaries.

         12.20 NOTICE OF BREACH BY LENDER. Borrower agrees to give Lender written notice of (i) any action or inaction by Lender or any agent or attorney of Lender in connection with the Loan Documents that may be actionable against Lender or any agent or attorney of Lender or (ii) any defense to the payment of Borrower's Obligations for any reason, including, but not limited to, commission of a tort or violation of any contractual duty implied by law.

         12.21 UNWIND AGREEMENT. If for any reason at any time the Distribution shall fail, shall fail to be consummated or shall be unwound, terminated, repealed or otherwise not of full force and effect, then the Borrower agrees, and agrees to cause its Subsidiaries, to (a) take such action as Lender may require, if any, in its sole and absolute discretion, to unwind or otherwise amend and modify the transactions contemplated by this Loan Agreement, the other Loan Documents and/or the Related Transaction Documents and/or otherwise evidenced by the Existing FINOVA Loan Agreement and (b) execute and deliver such agreements, documents and instruments, and procure the issuance of such legal opinions, in each case as Lender may require in its sole and absolute discretion. The Borrowers acknowledges that the agreements and covenants contained in this Section 12.21 constitute a material inducement to Lender's agreement to execute and deliver, and consent to the transactions contemplated by, this Loan Agreement and the other Loan Documents. All costs, expenses and fees incurred by Lender and its representatives under this Section
12.21 shall be borne solely by the Borrower and shall be due and payable by Borrower to Lender on demand. The failure of Borrower or any Subsidiary of Borrower, or any debtor, guarantor, borrower or other obligor under the Existing FINOVA Loan Agreement, to comply with the terms and conditions of this
Section 12.21 shall constitute an immediate Event of Default, without further action or notice by or on behalf of Lender or any other Person.

         IN WITNESS WHEREOF, this Loan Agreement has been executed and delivered by each of the parties hereto by a duly authorized officer of each such party on the date first set forth above.

                                    PRACTICEWORKS, INC., a Delaware corporation


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                         A duly authorized officer of Borrower

                                    FEIN:    52-2259090

                                    Wire Transfer Instructions:

                                    c/o
                                       ----------------------------------------

                                       -------------------------------, -------
                                    Account No.
                                               --------------------------------
                                    ABA No.
                                           ------------------------------------



                                    FINOVA CAPITAL CORPORATION, a Delaware
                                    corporation


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                         Vice President